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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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OSI Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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12525 Chadron Avenue
Hawthorne, California 90250

October 23, 2012

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of OSI Systems, Inc., which will be held at 10:00 a.m., local time, on December 12, 2012, at the Company's principal offices at 12525 Chadron Avenue, Hawthorne, California. All holders of OSI Systems, Inc. common stock as of the close of business on October 15, 2012 are entitled to vote at the Annual Meeting.

        We have enclosed herewith a Notice of Annual Meeting of Stockholders, a Proxy Statement and a Proxy Card. Each describes the actions expected to be taken at the Annual Meeting. The Proxy Statement describes the items in detail and also provides information about our Board of Directors and named executive officers. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2012, which I encourage you to read. It includes our audited, consolidated financial statements and information about our operations, markets and products.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person.

        You may vote by Internet, telephone or by sending in your Proxy Card. In addition, you may also choose to vote in person at the Annual Meeting.

        Thank you for your ongoing support and continued interest in OSI Systems, Inc.

Sincerely,

Victor S. Sze Secretary

12525 Chadron Avenue
Hawthorne, California 90250

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	10:00 a.m., local time, on Wednesday, December 12, 2012
Location:	The Company's principal offices, 12525 Chadron Avenue, Hawthorne, California 90250
Proposals:	1.	To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified;
	2.	To approve the OSI Systems, Inc. 2012 Incentive Award Plan;
	3.	To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013;
	4.	To conduct an advisory vote on the Company's executive compensation for the fiscal year ended June 30, 2012, as described in the accompanying Proxy Statement; and
	5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Record Date:

The Board of Directors has fixed the close of business on October 15, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

Voting:

Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares. You may vote by signing and returning the enclosed Proxy Card, via the Internet, by telephone or by written ballot at the Annual Meeting, as more fully described in the Proxy Statement. Any of these methods will ensure representation of your shares at the Annual Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 12, 2012: This Proxy Notice, the accompanying Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2012 are available http://www.proxyvote.com.

OSI SYSTEMS, INC.
12525 Chadron Avenue
Hawthorne, California 90250

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the "Company") for use at its Annual Meeting of Stockholders ("Annual Meeting"), to be held at 10:00 a.m., local time on December 12, 2012, at the Company's principal offices at 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof.

        The Company is making its proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and its most recent Annual Report on Form 10-K ("Proxy Materials"), available to its stockholders via the Internet, although registered stockholders and those stockholders who have previously requested to receive printed copies instead will receive their Proxy Materials in the mail. The Company anticipates that the Notice of Internet Availability of Proxy Materials will be mailed on or about October 26, 2012.

        Stockholders of record as of the close of business on October 15, 2012 will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions about how to access the Proxy Materials and vote via the Internet without attending the Annual Meeting. If you receive a Notice of Internet Availability of Proxy Materials but would instead prefer to receive a printed copy of the Proxy Materials rather than downloading them from the Internet, you may do so by following the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

        If you are a stockholder that receives a printed copy of the Proxy Materials by mail, you may view the Proxy Materials on the Internet at http://www.proxyvote.com. However, in order to direct your vote without attending the Annual Meeting you must complete and mail the Proxy Card or voting instruction card enclosed (postage pre-paid return envelope also enclosed) or, if indicated on the Proxy Card that you receive, by telephone or Internet voting. Please refer to the Proxy Card that you receive for instructions.

        When a proxy is properly submitted, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company by issuance of a subsequent proxy as more fully described on your Proxy Card. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

        At the close of business on October 15, 2012, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 19,990,702 shares of common stock, $0.001 par value ("Common Stock"). A majority of the shares outstanding on the record date, present in person at the Annual Meeting or represented at the Annual Meeting by proxy, will constitute a quorum for the transaction of business. Shares that are voted "FOR ALL," "FOR," "FOR ALL EXCEPT," "WITHHOLD ALL," "AGAINST" or "ABSTAIN" (as applicable) for a proposal are treated as being present at the Annual Meeting for purposes of establishing a quorum. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting.

        A Proxy Card, when properly submitted via the Internet, telephone or mail, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual

Meeting of Stockholders and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, the Company's management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

        Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Annual Meeting for the purposes of determining a quorum. "Broker non-votes" means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

        Proposal One.    Directors are elected by a plurality, and the nominees who receive the most votes will be elected. Proposal One is considered a "non routine" matter and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal One or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal One.

        Proposal Two.    To be approved, the proposal to ratify the OSI Systems, Inc. 2012 Incentive Award Plan must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and cast at the Annual Meeting. Proposal Two is considered a "non routine" matter and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal Two or to vote the clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Two.

        Proposal Three.    To be approved, the ratification of Moss Adams LLP as the Company's independent registered accounting firm must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Three is considered a "routine" matter and, accordingly, brokerage firms and nominees have the authority to vote their clients' unvoted shares on Proposal Three as well as to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Three.

        Proposal Four.    To be approved, the proposal regarding the Company's executive compensation for the fiscal year ended June 30, 2012 must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Four is considered a "non-routine" matter and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal Four or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Four. The vote on Proposal Four is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Board of Directors values the opinions that the stockholders express in their votes, and the votes will provide information to the Compensation Committee regarding investor sentiment about the Company's executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

        All stockholders entitled to vote at the Annual Meeting will receive either the Notice of Internet Availability of Proxy Materials or a printed copy of the Proxy Materials. The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, posting on the Internet and mailing the Notice of Internet Availability of Proxy Materials and the Proxy Materials. Proxies may be solicited personally, by mail, by e-mail, over the Internet, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore.

        The matters to be considered and acted upon at the Annual Meeting are more fully discussed below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 12, 2012: The Proxy Notice, this Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2012 are available at http://www.proxyvote.com.

 ELECTION OF DIRECTORS
(Proposal No. 1 of the Proxy Card)

Nominees

        The Board of Directors consists of six members. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

        The six candidates nominated for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, David T. Feinberg and William F. Ballhaus. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company's next annual meeting of stockholders, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

        If a quorum is present and voting, the six nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority (broker non-votes) will be counted as present only for purposes of determining if a quorum is present.

        The nominees for election as directors at this meeting are as follows:

Name	Age	Position	Director Since
Deepak Chopra	61	Chairman of the Board of Directors, Chief Executive Officer and President	1987
Ajay Mehra	50	Director, Executive Vice President and President of Security division	1996
Steven C. Good(1)(2)(3)(4)	70	Director	1987
Meyer Luskin(1)(2)(3)(4)	87	Director	1990
David T. Feinberg(3)(5)	50	Director	2010
William F. Ballhaus(1)(2)(5)	67	Director	2010

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating and Governance Committee

(4)
Member of Executive Committee

(5)
Member of the Technology Committee

Business Experience

        Deepak Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company's inception in May 1987. He has served as the Company's Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the Chief Executive Officer of several of the Company's major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC's United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor

Electronics from the University of Massachusetts, Amherst. Mr. Chopra was selected to serve as a director because of his expertise in the field of electrical engineering as well as his long-standing experience in successfully managing the Company.

        Ajay Mehra has served as a Director since March 1996. Mr. Mehra is Executive Vice President of the Company and President of the Company's Security division. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company's Executive Vice President. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University. Mr. Mehra was selected to serve as a director because of his financial management experience and experience managing the Company's Security division.

        Steven C. Good has served as a Director of the Company since September 1987. He is a consultant for the accounting firm of JH Cohn LLP. Mr. Good founded the accounting firm of Good, Swartz, Brown & Berns (predecessor of JH Cohn LLP) in 1976 and has been active in consulting and advisory services for businesses in various sectors, including the manufacturing, garment, medical services and real estate development industries. Mr. Good founded California United Bancorp and served as its Chairman through 1993. From 1997 until the company was sold in 2006, Mr. Good served as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Mr. Good currently serves as a Director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc., each of which is listed on the New York Stock Exchange. He also formerly served as a Director of California Pizza Kitchen, Inc. from 2005 to 2008, Youbet.com from 2006 to 2008, and the Walking Company Holdings, Inc. from 1997 to 2009. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles and attended its Graduate School of Business. Mr. Good was selected to serve as a director because of his audit, finance and accounting expertise.

        Meyer Luskin has served as a Director of the Company since February 1990. Since 1958, Mr. Luskin has served as a Director of Scope Industries, which is engaged principally in the business of recycling and processing food waste products into animal feed and has also served as its President, Chief Executive Officer and Chairman since 1961. Mr. Luskin currently also serves as a Director of Myricom, Inc., a computer and network infrastructure company, and as a Director of the Board of Advisors of the Santa Monica – UCLA Medical Center and Orthopedic Hospital. Mr. Luskin also serves as a trustee and Chairman of the Board of the Orthopedic Hospital. Mr. Luskin is also a Director of the advisory Board of the UCLA Luskin School of Public Affairs, a Director of the UCLA Foundation, a Director of the Alliance for College-Ready Public Schools, and a Director of the Jazz Bakery. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles and a Masters in Business Administration from Stanford University. Mr. Luskin was selected to serve as a director because of his long-standing experience managing complex business operations.

        David T. Feinberg has served as a Director of the Company since March 2010. Dr. Feinberg has served as the Chief Executive Officer of the UCLA Hospital System and Associate Vice Chancellor since July 2007. Prior to assuming this position, Dr. Feinberg was the medical director of the Resnick Neuropsychiatric Hospital (NPH) at UCLA. Dr. Feinberg is board certified in the specialties of child and adolescent psychiatry, adult psychiatry and addiction psychiatry. He is a professor of clinical psychiatry in the David Geffen School of Medicine at UCLA. Dr. Feinberg currently serves on the Board of Directors of Douglas Emmett, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Dr. Feinberg graduated cum laude in economics from the University of California, Berkeley in 1984 and graduated with distinction from the University of Health Sciences/The Chicago Medical School in 1989. He earned his master of business administration from Pepperdine University in 2002. Dr. Feinberg was selected to serve as a director because of his knowledge of the healthcare industry and his experience managing a large, internationally-renown hospital system.

        William F. Ballhaus, Jr.    has served as a Director of the Company since May 2010. From 2000 to 2007, Dr. Ballhaus, now retired, served as President and then also as Chief Executive Officer of Aerospace Corporation, an organization dedicated to the application of science and technology to the solution of critical issues in the nation's space program. Between 1990 and 2000, Dr. Ballhaus' career included positions within the aerospace industry, including Corporate Vice President, Engineering and Technology for Lockheed Martin Corporation and President, Aero and Naval Systems and President, Civil Space & Communications, both for Martin Marietta. Between 1971 and 1989, Dr. Ballhaus worked for the National Aeronautics and Space Administration (NASA), including as Director of its Ames Research Center. Dr. Ballhaus serves on the Board of Directors of Draper Laboratory. Dr. Ballhaus, who has published more than 40 papers on computational aerodynamics, obtained a Ph.D. in Engineering in 1971 and a BS and MS in Mechanical Engineering in 1967 and 1968, all from the University of California at Berkeley. Dr. Ballhaus was selected to serve as a director because of his experience in managing providers of technology and technical services to government agencies.

Relationships Among Directors or Executive Officers

        There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

        Ajay Mehra is the first cousin of Deepak Chopra. Other than this relationship, there are no family relationships among the directors or Named Executive Officers (as defined in "Compensation of Executive Officers and Directors – Summary Compensation Table") of the Company.

Board Role in Risk Oversight

        The Board of Directors is responsible for risk oversight of the Company. Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, foreign country, safety, employment, political and other risks. Risks are reported to the Board of Directors through the Company's executive officers, who are responsible for the identification, assessment and management of the Company's risks. The Board of Directors regularly discusses the risks reported by the Company's executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

        To optimize its risk oversight capabilities and efficiently oversee the Company's risks, the committees of the Board of Directors are delegated oversight responsibility for particular areas of risk. For example, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal control over financial reporting. The Nominating and Governance Committee oversees risks related to the effectiveness of the Board of Directors. The Compensation Committee oversees risks related to the Company's executive compensation policies and practices. The Executive Committee oversees risks related to the Company's strategic transactions. The Technology Committee oversees risks related to technology matters.

Board Leadership Structure

        The Chairman of the Board of Directors is the Company's Chief Executive Officer. The Company believes that currently combining the positions of Chief Executive Officer and Chairman serves as an effective link between management's role of identifying, assessing and managing risks and the Board of Directors' role of risk oversight. Mr. Chopra possesses in-depth knowledge of the issues, opportunities and challenges the Company faces and is thus well positioned to develop agendas and highlight issues that ensure that the Board of Directors' time and attention are focused on the most critical matters. In addition, the Board of Directors has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability. Having one person serve as Chairman and Chief Executive Officer also enhances the Company's ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and other companies with which it does business. Although the Company believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve the Company's best interests and the best interests of its stockholders. The Company does not have a lead independent director.

Board of Directors Meetings, Independence and Committees of the Board of Directors

        There were five meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on two additional occasions during the fiscal year ended June 30, 2012. The Board of Directors has established an Audit Committee, Compensation Committee, Nominating and Governance Committee, Executive Committee and Technology Committee. The members of each committee are appointed by the majority vote of the Board of Directors. All persons serving as a director during the fiscal year ended June 30, 2012 attended more than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served.

        The Board of Directors has determined that each of the directors, except Mr. Chopra and Mr. Mehra, is independent within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") and director independence standards of The NASDAQ Stock Market (the "Listing Standards"), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is independent within the meaning of the rules and regulations of the SEC and the Listing Standards, as currently in effect.

  Audit Committee

        The Company has a separately designated, standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee makes recommendations for selection of the Company's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company's internal accounting controls and financial management practices. All members of the Audit Committee are independent, as independence for audit committee members is defined in Rule 10A-3(b)(1) under the Exchange Act and the Listing Standards applicable to the Company.

        The Audit Committee currently consists of Messrs. Good and Luskin and Dr. Ballhaus. The Board of Directors has determined that, based upon his work experience, Mr. Good qualifies as an "Audit Committee Financial Expert" as this term has been defined under the rules and regulations of the SEC. Information regarding Mr. Good's work experience is set forth above under "Election of Directors." To date, no determination has been made as to whether the other members of the Audit Committee also qualify as Audit Committee Financial Experts.

        There were four meetings of the Audit Committee during the fiscal year ended June 30, 2012. See "Report of Audit Committee." The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Compensation Committee

        The Compensation Committee is responsible for determining compensation for the Company's executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company's equity compensation plans. The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee currently consists of Messrs. Luskin and Good and Dr. Ballhaus. There were ten meetings of the Compensation Committee and the Compensation Committee acted pursuant to unanimous written consent on two additional occasions during the fiscal year ended June 30, 2012. See "Compensation Committee Report."

        The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Nominating and Governance Committee

        The Nominating and Governance Committee is responsible for evaluating nominations for new members of the Board of Directors. The Nominating and Governance Committee currently consists of Messrs. Good and Luskin and Dr. Feinberg. There was one meeting of the Nominating and Governance Committee during the fiscal year ended June 30, 2012.

        The Nominating and Governance Committee will consider candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board of Directors members, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board of Directors, willingness to objectively appraise management performance, and any such other qualifications the Nominating and Governance Committee deems necessary to ascertain the candidate's ability to serve on the Board of Directors.

        The Nominating and Governance Committee has sought to identify director nominees that have diverse professional and educational backgrounds that are believed to complement the skills offered by existing Board of Directors members.

        The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Executive Committee

        The Executive Committee convenes for the purpose of advising and consulting with the Company's management regarding potential acquisitions, mergers and strategic alliances. The Executive Committee consists of Messrs. Good and Luskin. There were twelve meetings of the Executive Committee during the fiscal year ended June 30, 2012.

        The Executive Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Technology Committee

        The Technology Committee is responsible for evaluating and making recommendations to the Board of Directors regarding all technology-based matters. The Technology Committee consists of Drs. Ballhaus and Feinberg. There were three meetings of the Technology Committee during the fiscal year ended June 30, 2012.

  Director Nomination Process

        The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to submit names of candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Company's Secretary will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation should include the following information:

  •
  A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

  •
  The name and contact information for the candidate;

  •
  A statement of the candidate's occupation and background, including education and business experience;

  •
  Information regarding each of the factors listed above, sufficient to enable the Nominating and Governance Committee to evaluate the candidate;

  •
  A statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company, and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

  •
  A statement that the candidate is willing to be considered for nomination by the Nominating and Governance Committee and willing to serve as a director if nominated and elected.

        Stockholders must also comply with all requirements of the Company's Bylaws, a copy of which is available from the Secretary upon written request, with respect to nomination of persons for election to the Board of Directors. The Company may also require any proposed nominee to furnish such other information as the Company or the Nominating and Governance Committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the Nominating and Governance Committee generally does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the Nominating and Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.

        There are no stockholder nominations for election to the Company's Board of Directors to be voted on at this year's Annual Meeting. All of this year's nominees for director are currently directors of the Company. Stockholders wishing to submit nominations for next year's annual meeting of stockholders must notify the Company of their intent to do so on or before the date on which nominations must be received by the Company in accordance with its Bylaws and the rules and regulations of the SEC. For details see "Stockholder Proposals."

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently composed of three non-employee directors, Messrs. Luskin and Good and Dr. Ballhaus. No executive officer of the Company has served during the fiscal year ended June 30, 2012 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company's Board of Directors or the Compensation Committee. During the fiscal year ended June 30, 2012, no member of the Company's Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 404 of Regulation S-K.

        The Board of Directors recommends that you vote "FOR" the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, David T. Feinberg and William F. Ballhaus, Jr. as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast at the Annual Meeting.

APPROVAL OF OSI SYSTEMS, INC.
2012 INCENTIVE AWARD PLAN
(Proposal No. 2 of the Proxy Card)

Introduction

        The Company is interested in establishing and maintaining strong corporate governance practices, including with respect to equity awards granted to the Company's executive officers. For this reason, the Board of Directors adopted on September 25, 2012 (the "Effective Date"), subject to stockholder approval, the 2012 Incentive Award Plan (the "2012 Plan"). Awards under the 2012 Plan provide employees, consultants and directors an opportunity to acquire or increase their ownership stake in the Company, and the Board of Directors believes this aligns their interests with those of the Company's stockholders, creating strong incentives to achieve goals that result in consistent stockholder returns. The Company believes that adopting the 2012 Plan is in the best interests of the Company in light of its growth and the continuing need to provide equity-based incentives to attract and retain the most qualified personnel. A copy of the 2012 Plan is included as Appendix A to this Proxy Statement.

        Upon stockholder approval of the 2012 Plan, the Company will freeze its existing Amended and Restated 2006 Equity Participation Plan (the "2006 Plan"), and no further grants will be made under the 2006 Plan. As of October 8, 2012, in aggregate, 959,517 stock options were outstanding with a weighted average exercise price of $24.39 and a weighted average remaining term of 7.1 years, and 666,747 full value awards were outstanding. Other than the 2006 Plan, the Company has no other incentive award plans. Any awards granted under the 2006 Plan between October 8, 2012 and the date of stockholder approval of the 2012 Plan will be depleted from the 2012 Plan share pool.

        The Company is asking stockholders to approve the 2012 Plan in order to satisfy the requirements of the Listing Standards of The NASDAQ Stock Market ("NASDAQ") and to satisfy the requirement that stockholders approve "performance-based" compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). If the stockholders do not approve this proposal, the 2006 Plan will continue in full force and effect and the Company may continue to grant awards under the 2006 Plan.

        Stockholder approval of the 2012 Plan is only one of several requirements under Section 162(m) that must be satisfied for grants under the 2012 Plan to qualify for the "performance-based" compensation exemption under Section 162(m), and submission of the material terms of the 2012 Plan's performance goals for stockholder approval should not be viewed as a guarantee that the Company will be able to deduct all compensation under the 2012 Plan. Nothing in this proposal precludes the Company or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

        The material terms of the 2012 Plan are summarized below and qualified in their entirety by reference to the 2012 Plan attached as Appendix A to this Proxy Statement.

Material Terms of the 2012 Plan

        Eligibility and Administration.    The Company's employees, consultants and directors are eligible to receive awards under the 2012 Plan. As of October 1, 2012, there were approximately 4,052 employees, including five named executive officers, and four non-employee directors eligible to receive awards under the 2012 Plan. The 2012 Plan is administered by the Board of Directors with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of the Company's directors and/or officers (all such bodies and delegates referred to collectively as the plan administrator), subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Exchange Act and/or stock exchange rules, as applicable. The plan administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2012 Plan, subject to its express terms and conditions. The plan administrator also sets the terms and conditions of all awards under the 2012 Plan, including any vesting and vesting acceleration conditions.

        Limitation on Awards and Shares Available.    No awards may be granted under the 2012 Plan prior to the date on which the Company's stockholders approve the 2012 Plan. The aggregate number of shares of the Company's Common Stock that are available for issuance under awards granted pursuant to the 2012 Plan equals the sum of (i) 3,850,000 shares minus (ii) any shares of the Company's Common Stock delivered in settlement of awards granted pursuant to the 2006 Plan during the period beginning on the effective date of the 2012 Plan and ending immediately prior to the time the Company's stockholders approve the 2012 Plan, plus (iii) any shares of the Company's Common Stock subject to awards outstanding under the 2006 Plan that terminate, expire or lapse for any reason on or after stockholder approval of the 2012 Plan (up to a maximum of 2,220,000 shares). Any shares delivered in settlement of awards of options, stock appreciation rights ("SARs") or similar awards which do not deliver the full share value at grant of the underlying shares will be counted against this limit as one share for every one share granted. Any shares that are delivered in settlement of restricted stock, restricted stock units or similar awards that convey the full value of the shares subject to the award (other than options, SARs or similar awards for which the recipient must pay the grant-date intrinsic value) will be counted against this limit as 1.87 shares for every one share granted. Shares subject to awards under the 2012 Plan that are forfeited, expire or are settled for cash may be used again for new grants under the 2012 Plan, and will be added back to the 2012 Plan's share limit in the same number of shares as were debited from the share limit in respect of the grant of such awards. (1) Shares subject to a SAR or stock option that are not issued in connection with the stock settlement of the SAR or stock option on its exercise, (2) shares purchased on the open market with the cash proceeds from the exercise of options, and (3) shares tendered or withheld to satisfy exercise price or tax withholding obligations associated with an award, in any case, may not be used again for new grants of awards. Shares granted under the 2012 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. The Company will cease granting any awards under the 2006 Plan upon approval by the stockholders of the 2012 Plan.

        Awards granted under the 2012 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction will not reduce the shares available for grant under the 2012 Plan. The maximum number of shares of the Company's Common Stock that may be subject to one or more awards granted to any one participant pursuant to the 2012 Plan during any calendar year will be 250,000 and the maximum amount that may be paid in cash pursuant to the 2012 Plan to any one participant during any calendar year period will be $15,000,000.

        Awards.    The 2012 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units ("RSUs"), other incentive awards and SARs and cash awards. Certain awards under the 2012 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the 2012 Plan are or will be set forth in award agreements, which detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards are generally settled in shares of the Company's Common Stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

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  Stock Options.  Stock options provide for the purchase of shares of the Company's Common Stock in the future at an exercise price set on the grant date. Incentive stock options, by contrast to nonqualified stock options, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Internal Revenue Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of incentive stock options granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of incentive stock options granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

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  Stock Appreciation Rights.  SARs entitle their holder, upon exercise, to receive from the Company an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

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  Restricted Stock and Restricted Stock Units.  Restricted stock is an award of nontransferable shares of the Company's Common Stock that remain forfeitable unless and until specified conditions are met. RSUs are contractual promises to deliver shares of the Company's Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant if the plan administrator permits such a deferral. Vesting conditions determined by the plan administrator may apply to restricted stock and RSUs and may include continued service, performance and/or other conditions.

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  Other Incentive Awards and Cash Awards.  Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of the Company's Common Stock or value metrics related to the Company's shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

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  Dividend Equivalents.  Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of the Company's Common Stock and may be granted alone or in tandem with awards. Dividend equivalents are credited as of dividend payment dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents on performance awards shall not be paid unless and until performance metrics are met. Dividend equivalents may not be granted on options or SARS.

        Performance Awards.    Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The plan administrator will determine whether performance awards are intended to qualify as "performance-based" compensation ("QPBC") within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m).

        In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by the Compensation Committee and linked to stockholder-approved performance criteria. For purposes of the 2012 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC, and may be used in setting performance goals applicable to other performance awards: (i) net earnings (either before or after one or more of the following: (a) interest, (b) taxes, (c) depreciation, (d) amortization and (e) non-cash equity-based compensation); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; and (xxv) sales-related goals, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The 2012 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

        Certain Transactions.    The plan administrator has broad discretion to equitably adjust the provisions of the 2012 Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the Company's Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with the Company's stockholders known as "equity restructurings," the plan administrator will make equitable adjustments to the 2012 Plan and outstanding awards. In the event of a change in control of the Company (as defined in the 2012 Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for some or all outstanding awards, then all such awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

        Foreign Participants, Transferability, Repricing and Participant Payments.    The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2012 Plan are generally non-transferable prior to vesting and exercisable only by the participant. Except in connection with certain corporate transactions, the 2012 Plan does not permit the repricing or cancelation of options or SARS in exchange for cash or other awards without stockholder approval when the option or SAR price per share exceeds the fair market value of the underlying shares. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2012 Plan, the plan administrator may, in its discretion, accept cash or check, shares of the Company's Common Stock that meet specified conditions, a "market sell order" or such other consideration as it deems suitable.

        Plan Amendment and Termination.    The Board of Directors may amend or terminate the 2012 Plan at any time; however, except in connection with certain changes in the Company's capital structure, stockholder approval will be required for (i) any amendment that increases the number of shares available under the 2012 Plan, and (ii) any amendment that reduces the price per share of any outstanding option or SAR granted under the 2012 Plan or that cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. After the tenth anniversary of the Effective Date of the 2012 Plan, no incentive stock options may be granted; however, the 2012 Plan does not have a specified expiration and will otherwise continue in effect until terminated by the Company.

        Programs.    The 2012 Plan provides that the plan administrator may establish programs under the 2012 Plan which contain the terms and conditions intended to govern a specified type of award granted under the 2012 Plan. Programs may be established to govern awards tied to specific performance goals and business criteria under the umbrella of the 2012 Plan. In all cases, these programs will be consistent with the terms of the 2012 Plan.

Summary of Federal Income Tax Consequences of the 2012 Plan

        Following is a brief description of the principal United States federal income tax consequences related to grants made under the 2012 Plan and certain other United States federal income tax issues. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder's personal circumstances. It is not intended as tax advice for award recipients, who should consult their own tax advisors.

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  Nonqualified Stock Options.  An award recipient will not be subject to tax at the time a nonqualified stock option is granted, and no tax deduction will then be available to the Company. Upon the exercise of a nonqualified stock option, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the recipient's ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, any appreciation or depreciation after the date of exercise will generally constitute a capital gain or capital loss for the holder of the shares.

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  Incentive Stock Options (ISOs).  An award recipient will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to the Company; however, the recipient may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized by the recipient in an amount equal to the difference between the sale price and the exercise price, as long as the recipient has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by the Company at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the recipient disposes of the shares without satisfying both the holding period and employment requirements, the recipient will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on a disqualifying disposition of the shares.

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  Other Awards.  The current federal income tax consequences of other awards authorized under the 2012 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, dividend equivalents, and performance awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally paid at the time such compensation is deferred or, if later, vested). In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

Interest of Certain Persons in Matters to Be Acted Upon; New Plan Benefits

        The Company's directors and executive officers have an interest in the proposal to approve the 2012 Plan, as each would be eligible to receive awards under the 2012 Plan.

        As of the date hereof, the Company cannot determine the benefits or amounts that will be received by or allocated to any individual or group resulting from the approval of the 2012 Plan. In order to determine the aggregate number of shares subject to awards which would have been granted to certain individuals and groups under the 2012 Plan had the 2012 Plan been in effect during the Company's last fiscal year, which ended June 30, 2012, see the summary compensation table, grants of plan-based awards table and director compensation table included in this Proxy Statement.

Equity Compensation Plans

        The following table provides information concerning the Company's equity compensation plans as of June 30, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,059,397	(1)	$23.01	1,090,876	(2)
Equity compensation plans not approved by security holders	—		N/A	—

Total	1,059,397		$23.01	1,090,876

(1)
Consists of shares of the Company's Common Stock issuable upon exercise of options under the 2006 Plan.

(2)
Of the 1,090,876 securities remaining available for future issuance under the 2006 Plan, 604,167 shares are available to be issued as restricted stock.

        The Board of Directors recommends that you vote "FOR" the approval of OSI Systems, Inc. 2012 Incentive Award Plan. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be approved, this proposal must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

 RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 3 of the Proxy Card)

        The Audit Committee of the Board of Directors has selected Moss Adams LLP ("Moss Adams") as the Company's independent registered public accountants for the year ending June 30, 2013 and has further directed that management submit the selection of independent registered public accountants for ratification by the Company's stockholders at the Annual Meeting. Moss Adams has no financial interest in the Company, and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

        In the event that the Company's stockholders fail to ratify the selection of Moss Adams, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the Company's and its stockholders' best interests.

        Representatives of Moss Adams are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

        The Board of Directors recommends a vote "FOR" the ratification of Moss Adams as the Company's independent registered public accountants for the fiscal year ending June 30, 2013. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

 ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION
FOR THE FISCAL YEAR ENDED JUNE 30, 2012
(Proposal No.4 of the Proxy Card)

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables the Company's stockholders to vote to approve, on an advisory, non-binding basis, the Company's executive compensation for the fiscal year ended June 30, 2012 as disclosed in the Proxy Statement in accordance with the SEC's rules, including Section 14A of the Exchange Act ("Say-on-Pay"). The Company currently conducts this advisory vote on an annual basis, and the next advisory vote is expected to be conducted at the Company's next annual meeting of stockholders following the 2012 Annual Meeting.

Summary

        The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. The Company is asking its stockholders to provide advisory approval of the Company's executive compensation as such compensation is described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Proxy Statement. The Company recognizes and values the critical role that executive leadership plays in its performance. The Company's executive compensation philosophy is intended to ensure that executive compensation is aligned with the Company's long-term business strategy, objectives and stockholder interests. The Company's executive compensation is designed to attract, motivate and retain highly qualified executives. The Company believes that its compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of the stockholders.

        The Company urges the stockholders to review the "Compensation Discussion and Analysis" section of the Proxy Statement and executive-related compensation tables for more information.

Emphasis on Pay-For-Performance Principles

        The Company believes that executive compensation should be tied to the performance of the Company on both a short-term and long-term basis. In fiscal year 2012, the Company experienced growth in revenue, net income and earnings per share. The Company generated strong sales growth and ended fiscal year 2012 with a record backlog. In recent years, the Company has continued to outperform the equity markets in general as well as outperform its industry peers. The Company believes that its continued success is closely tied to the performance of its executive officers and has designed its compensation practices in order to reward the executives for their contributions to the overall success of the Company.

Alignment with Stockholders' Interests

        The Company grants annual incentive bonuses based in part on each executive's contribution to enhancing long-term stockholder value. The Company also grants long-term incentives in the form of equity awards as a substantial component of the compensation program to reward long-term performance and further align the interests of management with those of the stockholders. The Company has generally used restricted stock and stock options as its equity incentive vehicles because these awards enable the executives to establish a meaningful equity stake in the Company while allowing them to participate in future value creation through appreciation of the shares. These awards tie the executives' interests to those of long-term stockholders and serve to motivate the executives to lead the Company to achieve long-term financial goals that are expected to lead to increased stockholder value. In addition to linking compensation value to stockholder value, these awards generally have a vesting period, which creates a strong retention incentive and helps ensure the continuity of the Company's operations. For fiscal year

2012, long-term equity incentives consisted of three components: stock options subject to time vesting, restricted stock subject to time vesting, and restricted stock subject to performance vesting based on growth of EBITDA. For fiscal year 2013, long-term equity incentives will be 100% performance vesting.

Long-Term Performance

        In order to promote the Company's philosophy of pay-for-performance and furthering its objective of aligning the interests of management with those of the stockholders, the Company established a performance program for certain of its executive officers. The program focuses on the achievement of the Company's long-term financial goals and factors that create long-term stockholder value. By establishing performance targets tied to key corporate financial metrics, the Company is incentivizing its officers to achieve the Company's long-term corporate objectives and ultimately increase stockholder value.

Recommendation

        The Board of Directors believes that the information provided in the section entitled "Compensation of Executive Officers and Directors" contained in the Proxy Statement demonstrates that the Company's executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with the stockholders' interests and support long-term value creation. The following resolution will be submitted for a stockholder vote at the Annual Meeting:

        "RESOLVED, that the stockholders of OSI Systems, Inc. approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the section entitled "Compensation Discussion and Analysis," the accompanying compensation tables, and the related narrative disclosure contained in the Proxy Statement."

        The Board of Directors recommends that you vote "FOR" the approval of the Company's executive compensation for the fiscal year ended June 30, 2012. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be approved on an advisory basis, this proposal must be approved by the affirmative vote of a majority of the votes cast at the Annual Meeting.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the Company's compensation philosophy, objectives, and processes, including the methodology for determining executive compensation for the Named Executive Officers.

        The following table sets forth the names, ages and positions of each of the Company's Named Executive Officers:

Name	Age	Position
Deepak Chopra	61	Chairman of the Board of Directors, Chief Executive Officer and President
Alan Edrick	44	Executive Vice President and Chief Financial Officer
Ajay Mehra	50	Director, Executive Vice President and President of Security division
Victor Sze	45	Executive Vice President and General Counsel
Manoocher Mansouri	56	President of Optoelectronics and Manufacturing division

        For additional information, please also refer to the more detailed compensation disclosures beginning with and following the "Summary Compensation Table" contained in this Proxy Statement.

Executive Compensation Summary

  Fiscal 2012 Performance

        Fiscal 2012 was an excellent year for the Company. During fiscal 2012, the Company (a) substantially increased its revenues and, in addition, further improved sustainability of revenues by growing the Company's addressable markets; (b) actively leveraged its business infrastructure to support new products and revenue sources while maintaining intelligent cost management; and (c) continued building a foundation for future growth by making targeted investments in new product development and acquisitions, all of which resulted in the third consecutive year of record earnings.

        Growth in Revenues and Markets.    In fiscal 2012, in addition to growing revenues by 21% over the prior year, the Company continued to expand its addressable markets through new product introductions and targeting of markets that did not previously represent a significant source of revenues. This dynamic approach has served, and the Company believes it will continue to serve, to sustain growth even through periods such as the past year, when many sectors of the global economy, including much of the rest of the security inspection industry, experienced significant headwinds. Examples include:

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  Significantly expanding the Company's turnkey security screening services business by way of a groundbreaking six-year screening services program in Mexico. The screening services business is an integrated technology-and-services model that is strongly differentiated from any other offering in the security inspection market.

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  Entering new, previously-unaddressed markets such as the computed tomography (CT) hold baggage screening market with the revolutionary Rapiscan RTT®, and the trace detection market by completing development of the HE50TM, a generational leap forward in user-friendly, cost effective trace detection.

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  Continuing the development and launch of an entire new generation of healthcare products, each of which will embody significant innovations in form and function. This ambitious program began in fiscal 2011 with the introduction of the Company's Xprezzon® monitoring platform, and continued in this past year with products such as the qubeTM compact monitor, the ArkonTM anesthesia machine, and the AriaTeleTM telemetry transmitter, all of which are indications of the exciting, highly differentiated products yet to come.

        Leverage Business Infrastructure.    Even as the Company launched new products, entered new markets, and invested substantial amounts in R&D and the pre-revenue start-up of the Mexico screening services program, the Company actively leveraged its business infrastructure and maintained intelligent cost management, resulting in a significantly improved operating income margin of 8.3% as compared to 7.3% in the prior year.

        Building a Foundation for the Future.    While improving the Company's operating and net income margins during fiscal 2012, the Company continued to make significant targeted investments in R&D and acquisitions. Such investments in the past have led to the Company's introduction of the aforementioned RTT and HE50, as well as the ongoing end-to-end renewal of its healthcare product line. The Company believes that these investments, as well as other product development programs that are currently underway, will result in enhanced business outcomes for years to come.

        The results of the assertive and dynamic management of the Company are seen in the Company's financial outcomes, particularly considering the state of the overall global economy in the period since the economic downturn that began in late 2008. During this period of economic uncertainty, the Company's stockholders have witnessed strong growth in revenues, earnings per share, and stock price.

        This strong and consistent growth is reflected in an increase in the Company's stock price of more than 200% over the three years ending in fiscal 2012. Moreover, the Company achieved this growth while continuing to make significant, targeted investments in new product lines and lines of business that will position the Company to sustain growth into the coming years.

        As a result of the particularly strong performance in fiscal 2012, which represented a significant enhancement over and above a highly successful fiscal 2011, it is the view of the Compensation Committee that fiscal 2012 variable compensation for the Named Executive Officers should be commensurately increased as compared to variable compensation for fiscal 2011.

Role of the Compensation Committee

        The Company's Board of Directors appoints members to the Compensation Committee. The Compensation Committee is responsible for establishing and approving all compensation for the Named Executive Officers, including base salaries, annual incentive bonuses, long-term equity incentive compensation, benefits and perquisites, and other compensation. The Compensation Committee may delegate certain of its responsibilities to a subcommittee, to individuals or to others.

        Compensation for each of the Named Executive Officers (other than the Chief Executive Officer) is recommended to the Compensation Committee by the Chief Executive Officer. Compensation for the Chief Executive Officer is established by the Compensation Committee on its own.

        Each member of the Compensation Committee is independent within the meaning of the rules and regulations of the SEC and the Listing Standards, as currently in effect.

        The Compensation Committee has designed an executive compensation program that is focused on the attainment of consistent, long-term stockholder returns through (a) aligning executives' incentives with both single-year and multi-year performance, and (b) attracting and retaining executives with capabilities to lead the Company to excel in a competitive landscape.

Executive Compensation Methodology

        The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation to be paid to the Named Executive Officers. In general, the process by which the Compensation Committee makes decisions relating to executive compensation includes, but is not limited to, consideration of the factors set forth in the following table:

Qualitative Factors	Quantitative Factors
• Furtherance of Long-term Goals	• Compensation Paid in Prior Years
• Individual Performance and Experience	• Financial Performance of Company / Division
• Demonstration of Leadership Skills and Ability	• Performance Relative to Benchmarks
• Achievement of Strategic Targets

        The Compensation Committee also evaluates the compensation of the Named Executive Officers in light of information regarding the compensation practices and corporate financial performance of other companies. The Compensation Committee assesses competitive market compensation against executive compensation surveys prepared by outside compensation consultants engaged by the Compensation Committee. During the year ended June 30, 2012, the Compensation Committee engaged Veritas Executive Compensation Consultants, LLC ("Veritas") for such purposes and reviewed certain proprietary Veritas analyses as well as the following published survey data:

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  Mercer Human Resource Consulting – Executive Compensation Survey;

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  Towers Watson Data Services – Top Management Compensation Survey; and

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  World at Work – Salary Planning Survey.

        The surveys reflect compensation levels and practices for executives holding comparable positions at the companies covered by the surveys. The survey data included: (i) base salary; (ii) annual bonus; (iii) total cash compensation; (iv) long-term incentives and (v) total compensation.

        The Compensation Committee reviewed such data to obtain information regarding current compensation practices and to analyze how executive compensation for the Named Executive Officers compares to prevailing practices.

        For the fiscal year ending June 30, 2013, the Compensation Committee engaged Frederic W. Cook & Co., Inc. to provide consulting services and advice regarding executive compensation matters.

        All compensation decisions are designed to encourage performance that enhances long-term stockholder value. The Compensation Committee believes that attracting and retaining executive talent capable of achieving the Company's long-term, strategic objectives is the best way to align executive compensation decisions with the interests of stockholders. The Compensation Committee also believes that meeting financial targets as well as near-term strategic goals demonstrates whether an executive is on track to accomplish longer-term objectives.

Executive Compensation Program Elements

        The particular elements of the compensation program for the Named Executive Officers consist of both fixed compensation and variable compensation. Consistent with the Company's pay-for-performance philosophy, the Company structures its compensation program such that fixed compensation is a relatively small percentage of total compensation whereas variable compensation, in the form of annual cash incentives and both time-vesting and performance-based equity grants, comprises a significant percentage of total compensation.

        The following is an overview of the elements of the Company's compensation and benefits programs for fiscal 2012:

Pay Element	Description
Base Salary	Fixed cash compensation set based on the duties and scope of responsibilities of each executive officer's position and the experience the individual brings to the position.
Cash Annual Incentives	Cash-based annual incentives that are determined based on Company and individual performance, subject to achievement of a pre-determined threshold rate of return on book value of the Company.
Long-Term Incentives	The fiscal 2012 program with respect to the Named Executive Officers consists of a mix of stock options, time-vested restricted stock, and performance-vested restricted stock.
• Stock options vest 33% per year over three years and expire 10 years from the date of grant.
• Time-vested restricted stock vests 25% per year over four years.
• Performance-vested restricted stock is earned based on EBITDA-based metrics for each of the three years following grant, as well as an aggregate three-year metric.
The fiscal 2013 program will consist of 100% performance-vested restricted stock.
Benefits	Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance.
Perquisites	For fiscal 2012, perquisites included car allowances and membership dues. Membership dues were discontinued during fiscal 2013.
Retirement	401(k) retirement plan, which includes a Company match.
Nonqualified deferred compensation plan that permits the deferral of salary and cash bonuses at executive officers' election and permits a Company match.
Nonqualified defined benefit plan, of which the CEO is the only participant.

        In fiscal 2012, fixed compensation comprised approximately 16% to 36% and variable compensation comprised approximately 64% to 84% of each Named Executive Officer's total compensation.

        Fixed Compensation.    Fixed compensation is intended to compensate the Named Executive Officers for their ongoing responsibilities and consists principally of base salary. Base salary is set to attract and retain executive talent. It provides a fixed rate of pay and is generally not at risk of upward or downward adjustment until the following year. Base salaries for the Named Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted, typically on an annual basis, to reflect sustained individual performance. In determining whether base salary increases for fiscal year 2012 were appropriate, the Compensation Committee considered the Company's general financial performance, the minimum base salary amount provided for in the Named Executive Officer's employment agreement (for those Named Executive Officers that had employment agreements with the Company at such time), as well as a determination of each Named Executive Officer's responsibilities, past performance and expected future contributions.

        Variable Compensation.    Variable compensation provides the Named Executive Officers with the opportunity for substantial rewards for achieving successful performance and contributing toward sustainable and consistent stockholder returns, and consists principally of annual incentive bonuses and long-term incentive compensation in the form of equity based awards.

          Annual Incentive Bonuses.    All Named Executive Officers are eligible for an annual incentive bonus pursuant to the Company's annual performance bonus program. Annual incentive bonuses are designed to focus the Company's Named Executive Officers on annual operating achievement and near-term success. In determining annual incentive bonuses for the Named Executive Officers, the Compensation Committee considers the rate of return on the book value of the Company. If a pre-established threshold rate of return is exceeded for a particular fiscal year, cash bonuses may be allocated among the participating executives. Such rate of return excludes the effect of specifically identified operations and product development programs. With respect to grants awarded for fiscal 2012 and beyond, all such grants are contingent on stockholder approval of the 2012 Plan, and no such bonus may exceed maximum amounts of 300% of base salary for the Chief Executive Officer and 200% of base salary for the other participating executives. Moreover, no such grants may be awarded unless the Company achieves a minimum of $10 million in pre-tax net income. The Compensation

  Committee retains negative discretion to reduce any awards under the annual performance bonus program to a lesser award or no award to any participant.

          In determining the amounts of annual incentive bonuses, the Compensation Committee also considers individual performance, which may include the following quantitative and qualitative factors:

Qualitative Factors	Quantitative Factors
• Quality of the Management of Units or Functions Managed by the Named Executive Officer	• Financial Performance (including earnings per share and internal metrics)
• Leadership of Personnel Under the Named Executive Officer's Management	• Financial Performance Metrics for Business Units Managed by the Named Executive Officer
• Execution of Strategically Important Projects	• Compensation Surveys Provided by External Advisors
• Overall Effectiveness of Units or Functions Managed by the Named Executive Officer
• Contributions to the Formulation of Company Strategy and Tactics
• Contributions to Stockholder Value
• Management of Risk

          The particular performance achievements for each of the Named Executive Officers (other than the Chief Executive Officer) are recommended by the Chief Executive Officer and reviewed by the Compensation Committee. The performance achievements for the Chief Executive Officer are established by the Compensation Committee. The Compensation Committee also reviews and approves the amounts to be paid to the Chief Executive Officer.

          The Compensation Committee also assesses the value that each of the Named Executive Officers provided through the generation of new sources of revenue, achievement of operational efficiencies, management of risk and completion of strategic initiatives. The annual incentive bonus earned for fiscal year 2012 by each of the Named Executive Officers is shown in the "Bonus" column of the "Summary Compensation Table."

          Long-Term Incentive Program.    In order to further promote the Company's philosophy of pay-for-performance and furthering its objective of aligning its executive compensation with the Company's long-term financial goals and factors that create long-term stockholder value as well as incentivizing the desired individual performance of the Named Executive Officer, the Company has a long-term incentive program. For fiscal year 2012, this program consisted of three elements: stock options subject to time vesting, restricted stock subject to time vesting, and restricted stock subject to performance vesting based on growth of EBITDA. For fiscal year 2013, the long-term program is 100% performance vesting restricted stock based on growth of EBITDA.

          For fiscal year 2012, the Compensation Committee determined the amount of the stock option grants and time vesting restricted stock grants for each of the Named Executive Officers (other than the Chief Executive Officer) based upon the recommendation of the Chief Executive Officer. The grant amounts for the Chief Executive Officer are determined solely by the Compensation Committee. The Compensation Committee considers individual performance, including the quantitative and qualitative factors set forth in "Annual Incentive Bonuses" above, as well as overall corporate performance. In determining the allocation of such grants between stock options and restricted stock, the Compensation Committee considers each executive's risk tolerance and stated

  preference for equity vehicle. Awards of time vesting restricted stock under the long-term incentive program are subject to achievement of a pre-determined threshold return on book value of the Company consistent with the threshold for the award of annual incentive bonuses.

          Time vesting restricted stock grants awarded after fiscal 2012, if any, are subject to individual caps of 300% of base salary for the Chief Executive Officer and 200% of base salary for the other participating executives, and are granted on condition of exceeding a threshold adjusted rate of return on book value, as well as a minimum requirement of $10 million of Company pre-tax net income, in the preceding fiscal year. The Compensation Committee retains negative discretion to reduce any such awards under the long-term incentive program to a lesser award or no award to any participant.

          Six-year Performance Program.    With respect to performance-based awards, the Compensation Committee has established a six-year program for long-term performance-based incentive grants for the Named Executive Officers. The program provides for yearly grants of equity or equity-tied incentives. Each grant will have a performance-based component, which vests based on the achievement of certain one-, two- and three-year performance targets as well as a three-year performance target tied to objective adjusted EBITDA per share metrics. Such metrics will exclude the effect of particular designated operations for which specific incentive programs are established; at this time, the only such designated operation is the Company's turnkey security scanning program for the Mexico Servicio de Administración Tributaria. The metrics incentivize consistent, long-term growth, and were designed to be challenging, but achievable with significant effort and management skill. The performance-based component will vest if three-year baseline metrics are achieved. For each grant, additional shares may be earned if annual baselines are exceeded as follows:

Actual Performance as a Percentage of Baseline	Result
105% to 110%	Vested shares equaling 20% of initial grant would be awarded
110% to 115%	Vested shares equaling 30% of initial grant would be awarded
115% to 120%	Vested shares equaling 40% of initial grant would be awarded
Above 120%	Vested shares equaling 50% of initial grant would be awarded

          However, if actual three-year performance falls below baseline, shares in the initial grant would be forfeited as follows:

Actual Performance as a Percentage of Baseline	Result
95% to 99.9%	10% of shares would be forfeited
90% to 94.9%	25% of shares would be forfeited
85% to 89.9%	65% of shares would be forfeited
Below 85%	100% of shares would be forfeited

          For actual performance in fiscal 2012, each of the Named Executive Officers earned additional shares, as follows: Mr. Chopra, 13,500 shares; Mr. Edrick, 7,500 shares; Mr. Mehra, 7,500 shares; Mr. Sze, 5,000 shares; and Mr. Mansouri, 600 shares.

          In the event of a change of control, the initial grant of the performance-based component would vest upon the change of control; to the extent actual performance has exceeded baseline for a full fiscal year at the time of the change of control, performance for any annual periods remaining in association with a particular grant will be assumed to exceed baseline by the same percentage for the purposes of awarding additional incentive shares in connection with the change of control.

          The grants to the Named Executive Officers during fiscal 2013 were performance-based in their entirety. The Compensation Committee believes that this vesting structure provides an incentive for the Named Executive Officers to remain with the Company and also focus the Named Executive Officers on consistently achieving performance and business objectives of the Company for the benefit of its stockholders. Grants are contingent upon stockholder approval of the 2012 Plan.

          The Compensation Committee will determine, after consultation with the Chief Executive Officer, the number of equity awards to grant to the Named Executive Officers. For performance share calculation purposes, the Chief Executive Officer, Chief Financial Officer and General Counsel will be measured against consolidated Company performance, and division Presidents will have their performance results weighted 70% based on their respective division performance and 30% based on consolidated Company performance with the exception of the President of Rapiscan whose performance will be weighted 70% based on consolidated Company performance and 30% based on division performance in order to effectively compensate him for his role in overall corporate performance.

          The Company's overall long-term incentive program is designed to retain the Named Executive Officers and to align the interests of the Named Executive Officers with the long-term interests of the Company's stockholders, namely the achievement of sustainable, long-term stock price appreciation. All equity awards are made at fair market value on the date of grant (which is the date on which the Compensation Committee authorizes the grant). Under the Company's equity incentive plan as in effect on the date of grant (the "Equity Plan"), fair market value is determined by the closing price of the Company's Common Stock on such dates.

          Mexico SAT Incentive Program.    For the fiscal years 2013 through 2017, the Company has established an incentive program tied to the performance of the Company's turnkey security scanning program for the Mexico Servicio de Administración Tributaria (the "Mexico SAT Incentive Program"). The Mexico SAT Incentive Program was adopted in July 2013, and is contingent on stockholder approval of the 2012 Plan. Incentives under the Mexico SAT Incentive Program are conditioned on the achievement of certain metrics based on the operating income of the services for the Mexico Servicio de Administración Tributaria. The metrics require such operating income, as a percentage of revenue, to significantly exceed operating income margin for the Company as a whole before any incentives are awarded, and are thus believed to be challenging, but achievable. The Mexico SAT Incentive Program consists of three components that may be awarded to certain Named Executive Officers upon achievement of performance criteria: a short-term component, a long-term component, and a "contract award bonus".

          If the threshold operating income amount is exceeded for a particular fiscal year, and dependent on the amount by which such threshold operating income is exceeded, a bonus pool would be established for certain Named Executive Officers. The bonus pool, if any, would be allocated among participating executives. For each such executive, 70% of the annual bonus allocation would comprise the short-term component. Half of the short-term component would be paid to that executive within 75 days of the end of the fiscal year in which it is earned, and the other half would be paid to that executive within 75 days of the end of the following year, provided that the executive has not resigned prior to the date of such payments. The long-term component would constitute the remaining 30% of the executive's annual bonus allocation, and would not be paid until 2018, if the executive has not previously resigned. The amount of the long-term component would be divided by $50.17, representing the baseline value of the Company's stock prior to public disclosure of the Company's contract with the Servicio de Administración Tributaria. The resulting figure would then be multiplied by the per-share price of the Company's stock as of December 31, 2017, and the product would constitute the final value of the long-term component.

          The contract award bonus would be based on five-and-a-half year cumulative operating income for the Servicio de Administración Tributaria operations through December 31, 2017. If the threshold cumulative operating income is exceeded, and dependent on the amount by which such operating income is exceeded, a "CAB" bonus pool would be established. The CAB bonus pool, if any, would be allocated among participating executives. The CAB bonuses, if any, for each executive would be paid in January 2018, provided that the executive has not resigned prior to the payment.

          In the event of a change of control: (a) any earned but unpaid short and long-term components of the Mexico SAT Incentive Program would be accelerated, with the long-term component calculated using the value of the Company's stock on the date of the change of control; (b) a pro-rata CAB bonus would be paid based on the operating income for the two quarters preceding the change of control; (c) the remaining value of the Mexico SAT Incentive Program would be calculated by imputing the operating income for the 12 months preceding the change of control to the period that is the shorter of (i) the 24 months after the change of control or (ii) the remainder of the term of the Company's contracts to operate security screening services for the Mexico Servicio de Administración Tributaria (or, in the case of the CAB bonus, until December 31, 2017), and establishing bonus pools based on such data.

          In the event that a participating executive's participation in the Mexico SAT Incentive Program is terminated, for reasons other than by the executive's voluntary resignation or the termination of that executive's employment for cause, then (a) any earned but unpaid short and long-term components of the Mexico SAT Incentive Program would be accelerated, with the long-term component calculated using the value of the Company's stock on the date of the termination; (b) a further annual bonus and CAB amount calculated by imputing performance for the 12 months preceding the termination to the period equal to the remainder of the then-current fiscal year plus an additional 12 months, provided that such period does not extend beyond the end of the Company's contracts to operate security screening services for the Mexico Servicio de Administración Tributaria for the calculation of the annual bonus amount, and December 31, 2017 for calculation of the CAB amount. Such amounts would be paid within 45 days of the termination.

        Benefits and Perquisites.    Benefits and perquisites are designed to attract and retain key employees. Currently, the Named Executive Officers are eligible to participate in benefit plans available to all employees, including the Company's 401(k) Plan, Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan and the medical, dental and vision plans require each participant to pay a contributory amount. The Company has elected to pay amounts contributed to medical, dental and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officers. In addition, the Company maintains an executive medical reimbursement plan under which the Named Executive Officers receive reimbursement for out-of-pocket expenses not covered by their health insurance plans. The Company also provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. For matching contribution amounts, see summary compensation table and related footnotes. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. The Company also leases automobiles or provides an auto allowance to each of the Named Executive Officers.

        The Company maintains a Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") that is unfunded for federal tax purposes and allows the Named Executive Officers and a select group of other managers or highly compensated employees (as designated by the Compensation Committee) to defer a specified percentage of certain compensation, including salary, bonuses and commissions. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants. Distributions may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan)

upon termination of employment, disability, a specified withdrawal date or death. Additional information about this plan is summarized below under the heading "Nonqualified Deferred Compensation."

        The Company also maintains a Nonqualified Defined Benefit Plan (the "Defined Benefit Plan") that is unfunded for federal tax purposes and that constitutes an unsecured promise by the Company to make payments to participants in the future following their retirement, termination in connection with a change in control of the Company, or their death or disability. Under the terms of the Defined Benefit Plan, a committee designated by the Board of Directors may select participants from among the Named Executive Officers and a select group of managers or other highly compensated employees. Currently, Mr. Chopra is the only participant in this plan. Additional information about this plan is summarized below under the heading "Pension Benefits."

        Total Compensation Mix.    The Compensation Committee believes that the elements described above provide a well proportioned mix of equity-based, at risk or performance based compensation, and retention based compensation that produces short-term and long-term incentives and rewards. The Company believes this compensation mix provides the Named Executive Officers a measure of security as to the minimum levels of compensation that they are eligible to receive, while motivating the Named Executive Officers to focus on the business measures that will produce a high level of performance for the Company, as well as reducing the risk of recruitment of highly qualified executive talent by the Company's competitors. The mix of annual incentives and the equity-based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. The Company believes that its compensation mix results in a pay-for-performance orientation that is aligned with its compensation philosophy, which takes into account individual, group and Company performance.

Minimum Equity Ownership Guidelines

        The Company believes that its Named Executive Officers should hold a significant amount of Company equity to link their long-term economic interests directly to those of the Company's stockholders. Accordingly, the Company has established requirements that Named Executive Officers own equity of the Company valued at three times their respective annual base salaries. The Company believes that this multiple constitutes significant amounts for its Named Executive Officers and provides a substantial link between the interests of its Named Executive Officers and those of the Company's stockholders. The Company periodically reviews its minimum equity ownership guidelines. Based on the Company's review from leading stockholder advisory groups, the Company increased the minimum equity ownership guideline for its Named Executive Officers from a multiple of two times annual base salary to three times annual base salary. As of June 30, 2012, each of the Named Executive Officers met or exceeded the Company's minimum equity ownership guidelines.

Employment Agreements

        During fiscal 2012, the Company entered into employment agreements with Messrs. Chopra, Edrick, Mehra, Sze and Mansouri. The terms of each of such agreements are summarized below under the heading "Employment Agreements." Employment agreements are used to retain executives and formalize the terms of the executives' employment.

Impact of Accounting and Tax on the Form of Compensation

        The Compensation Committee considers applicable tax laws, securities laws and accounting regulations in structuring and modifying its compensation arrangements and employee benefit plans. The Compensation Committee has considered the impact of generally accepted accounting principles on the Company's use of equity-based awards. This consideration factored heavily in the Company's decision with respect to stock options grants made in fiscal year 2012. The Compensation Committee also considers the limits on deductibility of compensation imposed by Section 162(m) of the Internal Revenue Code with respect to annual compensation exceeding $1.0 million and Section 280G of the Internal Revenue Code with respect to change in control payments exceeding specified limits.

Additional Information Regarding the Named Executive Officers

        Deepak Chopra is President and Chief Executive Officer of the Company. Biographical information regarding Mr. Chopra is set forth under "Election of Directors."

        Alan Edrick is Executive Vice President and Chief Financial Officer of the Company. Mr. Edrick joined the Company as Executive Vice President and Chief Financial Officer in September 2006. Mr. Edrick has more than two decades of financial management and public accounting experience, including mergers and acquisitions, capital markets, financial planning and analysis and regulatory compliance. Between 2004 and 2006, Mr. Edrick served as Executive Vice President and Chief Financial Officer of BioSource International, Inc., a biotechnology company, until its sale to Invitrogen Corporation. Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets. Mr. Edrick received his Bachelor of Arts degree from the University of California, Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.

        Ajay Mehra is Executive Vice President of the Company and President of the Company's Security division. Biographical information regarding Mr. Mehra is set forth under "Election of Directors."

        Victor S. Sze is Executive Vice President and General Counsel of the Company. Mr. Sze joined the Company as Vice President of Corporate Affairs and General Counsel in March 2002. In November 2002, Mr. Sze was appointed Secretary of the Company. In September 2004, Mr. Sze was appointed Executive Vice President. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a Bachelor of Arts degree in economics from the University of California, Los Angeles and a juris doctorate from Loyola Law School.

        Manoocher Mansouri is President of the Company's Optoelectronics and Manufacturing division. Mr. Mansouri joined the Company in 1982 and was named President of its Optoelectronics and Manufacturing division in June 2006. Mr. Mansouri has over 25 years of experience in the optoelectronics industry. Mr. Mansouri has served as President of the Company's OSI Optoelectronics, Inc. subsidiary since May 2000. Mr. Mansouri holds a Bachelor of Science degree in electrical engineering from the University of California, Los Angeles as well as an Executive Program in management certificate from the Anderson School at the University of California, Los Angeles.

Summary Compensation Table

        The following table sets forth the compensation for the principal executive officer, the principal financial officer, and the three highest paid executive officers of the Company serving as executive officers on June 30, 2012 for the fiscal years ended June 30, 2012, 2011 and 2010 (the "Named Executive Officers")(1):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (2)($)	Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)($)	All Other Compensation (4)(5)(6)(7)($)	Total ($)
Deepak Chopra	2012	1,000,000	1,750,000	2,218,920	606,600	1,287,536	171,010	7,034,066
Chairman, President and	2011	1,000,000	1,300,000	1,966,200	—	418,357	104,526	4,789,083
Chief Executive Officer	2010	1,000,000	1,000,000	982,200	—	1,033,041	85,894	4,101,135
Alan Edrick	2012	402,000	500,000	1,008,600	606,600	—	111,736	2,628,936
Executive Vice President and	2011	388,500	360,000	813,600	368,000	—	100,910	2,031,010
Chief Financial Officer	2010	363,923	300,000	245,550	478,550	—	55,177	1,443,200
Ajay Mehra	2012	402,000	500,000	1,008,600	606,600	—	131,373	2,648,573
Executive Vice President	2011	396,000	360,000	1,084,800	—	—	120,705	1,961,505
of the Company and	2010	384,461	300,000	245,550	478,550	—	84,796	1,493,357
President of Security division
Victor S. Sze	2012	350,000	350,000	672,400	404,400	—	115,373	1,892,173
Executive Vice President,	2011	345,000	300,000	549,180	248,400	—	104,291	1,546,871
General Counsel and	2010	334,349	272,000	163,700	309,650	—	65,256	1,144,955
Secretary
Manoocher Mansouri	2012	270,500	70,000	403,440	—	—	78,586	822,526
President of Optoelectronics	2011	266,500	100,000	488,160	—	—	73,867	928,527
and Manufacturing division	2010	265,085	45,000	122,775	168,900	—	38,204	639,964

(1)
The Company has eliminated from this table the column titled "Non-Equity Incentive Plan Compensation" because no amounts would have been included in such column.

(2)
Represents the aggregate grant date fair value computed in accordance with generally accepted accounting principles of awards granted during the applicable fiscal year. Stock Awards column includes performance-based awards granted at target values. For additional information on the maximum amounts that could be earned if all metrics are achieved at the highest levels, see the Grants of Plan-Based Awards Table below. See Note 7 to the Consolidated Financial Statements included in the Company's Form 10-K for the fiscal year ended June 30, 2012 for a discussion of the assumptions used in valuation of stock options and stock awards.

(3)
The Company initially adopted the Defined Benefit Plan, as amended, during fiscal year 2008. Mr. Chopra is currently the only participant in the Defined Benefit Plan. The amounts included in this column represent the aggregate change in the present value of the accumulated benefit from June 30, 2011 to June 30, 2012 based on actuarial assumptions and therefore do not reflect the Company's liability as of June 30, 2012 under the plan or the plan's effect on the Company's earnings in the stated period.

(4)
The Named Executive Officers are eligible to participate in benefit plans available to all employees, including the Company's 401(k) Plan, Employee Stock Purchase Plan, medical, dental and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan, and the medical, dental and vision plans require each participant to pay a contributory amount. The Company has elected to pay amounts contributed to medical, dental and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officers. In addition, the Company maintains an executive medical reimbursement plan under which the Named Executive Officers receive reimbursement for out-of-pocket expenses not covered by their health insurance plans. The Company also provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. Further, the Named Executive Officers are eligible to participate in the Deferred Compensation Plan, and the Company may provide matching and discretionary contributions under such plan. The Company also leases automobiles or provides an auto allowance to each of the Named Executive Officers.

(5)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2012 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit($)	Membership Dues(**)($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	5,199	1,780	5,652	10,675	147,704	171,010
Alan Edrick	89,000	2,850	—	8,417	11,469	111,736
Ajay Mehra	89,016	6,675	—	17,382	18,300	131,373
Victor S. Sze	77,726	12,000	—	15,016	10,631	115,373
Manoocher Mansouri	58,209	7,200	—	7,006	6,171	78,586

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.

(**)
Membership dues consist of payments made to a golf club.

(6)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2011 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit($)	Membership Dues(**)($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	4,900	1,780	4,857	9,553	83,436	104,526
Alan Edrick	81,314	2,851	—	6,477	10,268	100,910
Ajay Mehra	83,712	6,675	—	17,757	12,561	120,705
Victor S. Sze	74,592	12,000	—	7,731	9,968	104,291
Manoocher Mansouri	55,009	7,200	—	6,576	5,082	73,867

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.

(**)
Membership dues consist of payments made to a golf club.

(7)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2010 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contribution(*)($)	Car Benefit($)	Membership Dues(**)($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	5,260	1,780	6,866	8,645	63,343	85,894
Alan Edrick	39,929	2,850	—	4,226	8,172	55,177
Ajay Mehra	42,962	5,563	—	25,278	10,993	84,796
Victor S. Sze	39,377	12,000	—	6,649	7,230	65,256
Manoocher Mansouri	22,855	7,200	—	5,861	2,288	38,204

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.

(**)
Membership dues consist of payments made to a golf club.

Grants of Plan-Based Awards Table

        The following table sets forth the plan-based awards made during the fiscal year ended June 30, 2012 to each of the Named Executive Officers(1):

					All Other Stock Awards: Number of Shares of Stock or Units (2)(#)
		Estimated Future Payouts under Equity Incentive Plan Awards(9)				All Other Option Awards: Number of Securities Underlying Options (3)(#)
							Exercise or Base Price of Option Awards (4)($/Sh)	Grant Date Fair Value of Options and Awards (5)($)
Name Position	Grant Date	Threshold (#)(6)	Target (#)(7)	Maximum (#)(8)
Deepak Chopra	9/9/2011	—	27,000	67,500	—	—	—	907,740
Chairman, President and	9/9/2011	—	—	—	39,000	—	—	1,311,180
Chief Executive Officer	9/9/2011	—	—	—	—	60,000	33.62	606,600
Alan Edrick	9/9/2011	—	15,000	37,500	—	—	—	504,300
Executive Vice President and	9/9/2011	—	—	—	15,000	—	—	504,300
Chief Financial Officer	9/9/2011	—	—	—	—	60,000	33.62	606,600
Ajay Mehra	9/9/2011	—	15,000	37,500	—	—	—	504,300
Executive Vice President of the	9/9/2011	—	—	—	15,000	—	—	504,300
Company and President of	9/9/2011	—	—	—	—	60,000	33.62	606,600
Security division
Victor S. Sze	9/9/2011	—	10,000	25,000	—	—	—	336,200
Executive Vice President,	9/9/2011	—	—	—	10,000	—	—	336,200
General Counsel and Secretary	9/9/2011	—	—	—	—	40,000	33.62	404,400
Manoocher Mansouri	9/9/2011	—	4,000	10,000	—	—	—	134,480
President, Optoelectronics and	9/9/2011	—	—	—	8,000	—	—	268,960
Manufacturing division

(1)
The Company has eliminated from this table the column titled "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" because no amounts would have been included in such column.

(2)
Restricted stock awards vest over a period of four years from the date of grant.

(3)
Stock options vest over a period of three years from the date of grant and expire 10 years from the date of grant.

(4)
The exercise price for stock options is determined using the closing price of the Company's Common Stock on the date of grant.

(5)
The grant date fair value of the stock options and restricted stock was computed in accordance with generally accepted accounting principles and represents the total projected expense to the Company of grants made during the past fiscal year.

(6)
No amounts are show in this column as the Company's long-term performance program provides for the forfeiture of all shares under certain circumstances of significant underperformance, as more fully explained above in the section entitled "Long-Term Incentive Program."

(7)
Represents the baseline awards granted to the executives as more fully explained above in the section entitled "Long-Term Incentive Program."

(8)
Represents the maximum that each executive could receive if all performance metrics are achieved at the highest levels as more fully explained above in the section entitled "Long-Term Incentive Program; Quantitative Objectives."

(9)
Performance-based awards vest upon the attainment of certain one-, two- and three-year performance targets.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards for each Named Executive Officer as of June 30, 2012(1):

	Option Awards					Stock Awards				Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (2)(#)		Option Exercise Price (3)($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (4)(#)		Market Value of Shares or Units of Stock That Have Not Vested (5)($)
Deepak Chopra	60,000	—		20.02	9/16/2017	—		—	—	—
Chairman, President and	80,000	—		12.52	1/11/2019	—		—	—	—
Chief Executive Officer	—	60,000	(7)	33.62	9/8/2021	—		—	—	—
	—	—		—	—	128,375	(14)	8,131,273	40,500	2,565,270
Alan Edrick	48,000	—		20.02	9/16/2017	—		—	—	—
Executive Vice President	14,000	—		23.18	2/7/2018	—		—	—	—
and Chief Financial	10,000	—		20.92	7/28/2018	—		—	—	—
Officer	40,000	—		12.52	1/11/2019	—		—	—	—
	56,667	28,333	(8)	16.37	8/31/2019	—		—	—	—
	13,334	26,666	(9)	27.12	8/10/2020	—		—	—	—
	—	60,000	(7)	33.62	9/08/2021
	—	—		—	—	47,500	(15)	3,008,650	22,500	1,425,150
Ajay Mehra	32,000	—		20.02	9/16/2017	—		—	—	—
Executive Vice President	14,000	—		23.18	2/7/2018	—		—	—	—
of the Company and	10,000	—		20.92	7/28/2018	—		—	—	—
President of	56,667	28,333	(8)	16.37	8/31/2019	—		—	—	—
Security division	—	60,000	(7)	33.62	9/08/2021	—		—	—	—
	—	—		—	—	55,000	(16)	3,483,700	22,500	1,425,150
Victor S. Sze	24,000	—		20.02	9/16/2017	—		—	—	—
Executive Vice	10,000	—		23.18	2/7/2018	—		—	—	—
President, General	5,000	—		20.92	7/28/2018	—		—	—	—
Counsel and Secretary	30,000	—		12.52	1/11/2019	—		—	—	—
	36,667	18,333	(10)	16.37	8/31/2019	—		—	—	—
	9,000	18,000	(11)	27.12	8/10/2020	—		—	—	—
	—	40,000	(12)	33.62	9/8/2021
	—	—		—	—	32,063	(17)	2,030,870	15,000	950,100
Manoocher Mansouri	7,500	—		23.18	2/7/2018	—		—	—	—
President,	15,657	10,000	(13)	16.37	8/31/2019	—		—	—	—
Optoelectronics and	—	—		—	—	25,250	(18)	1,599,335	4,360	276,162
Manufacturing division

(1)
The Company has eliminated from this table the column titled "Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options" because no amounts would have been included in such column.

(2)
Stock options vest over a period of three years from the date of grant and expire 10 years from the date of grant.

(3)
The exercise price for stock options is determined using the closing price of the Company's Common Stock on the date of grant.

(4)
Restricted stock awards vest over periods ranging between three and four years from the date of grant.

(5)
The market value of restricted stock awards that have not yet vested is based on the number of unvested shares of stock on June 29, 2012, multiplied by the closing price of the Company's Common Stock on June 29, 2012 ($63.34 per share).

(6)
Performance-based awards vest upon the attainment of certain one-, two- and three-year performance targets.

(7)
These 60,000 unexercisable option awards are subject to the following vesting schedule: 20,000 vested on September 9, 2012, 20,000 are expected to vest on September 9, 2013 and 20,000 are expected to vest on September 9, 2014.

(8)
These 28,333 unexercisable option awards vested on September 1, 2012.

(9)
These 26,666 unexercisable option awards are subject to the following vesting schedule: 13,333 vested on August 11, 2012 and 13,333 will vest on August 11, 2013.

(10)
These 18,333 unexercisable option awards vested on September 1, 2012.

(11)
These 18,000 unexercisable option awards are subject to the following vesting schedule: 9,000 vested on August 11, 2012 and 9,000 will vest on August 11, 2013.

(12)
These 40,000 unexercisable option awards are subject to the following vesting schedule: 13,334 vested on September 9, 2012, 13,333 will vest on September 9, 2013 and 13,333 will vest on September 9, 2014.

(13)
These 10,000 unexercisable option awards vested on September 1, 2012.

(14)
These 128,375 unvested stock awards are subject to the following vesting schedule: 18,125 shares vested on August 11, 2012, 15,000 shares vested on September 1, 2012, 9,750 shares vested on September 9, 2012, 5,000 shares will vest on February 5, 2013, 18,125 shares will vest on August 11, 2013, 15,000 shares will vest on September 1, 2013, 9,750 shares will vest on September 9, 2013, 18,125 shares will vest on August 11, 2014, 9,750 shares will vest on September 9, 2014 and 9,750 shares will vest on September 9, 2015.

(15)
These 47,500 unvested stock awards are subject to the following vesting schedule: 7,500 shares vested on August 11, 2012, 3,750 shares vested on September 1, 2012, 3,750 shares vested on September 9, 2012, 2,500 shares will vest on February 5, 2013, 7,500 shares will vest on August 11, 2013, 3,750 shares will vest on September 1, 2013, 3,750 shares will vest on September 9, 2013, 7,500 shares will vest on August 11, 2014, 3,750 shares will vest on September 9, 2014 and 3,750 shares will vest on September 9, 2015.

(16)
These 55,000 unvested stock awards are subject to the following vesting schedule: 10,000 shares vested on August 11, 2012, 3,750 shares vested on September 1, 2012, 3,750 shares vested on September 9, 2012, 2,500 shares will vest on February 5, 2013, 10,000 shares will vest on August 11, 2013, 3,750 shares will vest on September 1, 2013, 3,750 shares will vest on September 9, 2013, 10,000 shares will vest on August 11, 2014, 3,750 shares will vest on September 9, 2014 and 3,750 shares will vest on September 9, 2015.

(17)
These 32,063 unvested stock awards are subject to the following vesting schedule: 5,063 shares vested on August 11, 2012, 2,500 shares vested on September 1, 2012, 2,500 shares vested on September 9, 2012, 1,875 shares will vest on February 5, 2013, 5,062 shares will vest on August 11, 2013, 2,500 shares will vest on September 1, 2013, 2,500 shares on September 9, 2013, 5,063 shares on August 11, 2014, 2,500 shares on September 9, 2014 and 2,500 shares will vest on September 9, 2015.

(18)
These 25,250 unvested stock awards are subject to the following vesting schedule: 4,500 shares vested on August 11, 2012, 1,875 shares vested on September 1, 2012, 2,000 shares vested on September 9, 2012, 4,500 shares will vest on August 11, 2013, 1,875 shares will vest on September 1, 2013, 2,000 shares will vest on September 9, 2013, 4,500 shares will vest on August 11, 2014, 2,000 shares will vest on September 9, 2014 and 2,000 shares will vest on September 9, 2015.

Option Exercises and Stock Vested Table

        The following table sets forth information regarding the exercise of options by and the vesting of restricted stock held by each of the Named Executive Officers during fiscal year ended June 30, 2012:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)($)
Deepak Chopra	9,756	190,925	50,458	2,006,957
Chairman, President and Chief Executive Officer
Alan Edrick	10,592	225,577	16,208	648,405
Executive Vice President and Chief Financial Officer
Ajay Mehra	46,743	1,947,500	18,458	724,925
Executive Vice President of the Company and President of Security division
Victor S. Sze	1,559	30,510	10,854	439,091
Executive Vice President, General Counsel and Secretary
Manoocher Mansouri	—	—	8,094	296,892
President, Optoelectronics and Manufacturing division

(1)
Represents the difference between the fair market price of the Company's Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.

(2)
Represents the number of restricted stock awards that vested multiplied by the fair market price of the Company's Common Stock on the date of vesting.

Pension Benefits

        The Company maintains the Defined Benefit Plan. The Defined Benefit Plan constitutes an unsecured promise by the Company to make payments to participants upon vesting. Mr. Chopra is currently the only participant in the Defined Benefit Plan.

        Under the terms of his participation, Mr. Chopra will be entitled to a total benefit of $10 million payable over a 10-year period commencing January 1, 2019 in quarterly installments of $250,000. Mr. Chopra is fully vested in all benefits under the Defined Benefit Plan. In the event of Mr. Chopra's death or disability, he or his dependents shall be entitled to $10 million payable over 10 years commencing within 60 days following his death or disability, as applicable. In the event of Mr. Chopra's Separation from Service (as defined in the Defined Benefit Plan) within 24 months following a Change in Control (as defined in the Defined Benefit Plan), Mr. Chopra shall be entitled to (i) the net present value of $6 million of his retirement benefit payable in a single lump sum within 90 days following his Separation from Service and (ii) the net present value of $4 million of his retirement benefit payable in the form of a single lump sum 90 days following the first anniversary of his Separation from Service, each subject to Section 409A of the Internal Revenue Code. In the event a Change in Control occurs after his Separation from Service during the payout of Mr. Chopra's benefits, the present value of all remaining payments shall be paid in the form of a single lump sum within 90 days following the Change in Control.

        The following table sets forth information regarding the Defined Benefit Plan for the participating Named Executive Officer during fiscal year ended June 30, 2012(1). For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit, please see Note 12 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended June 30, 2012.

Name and Principal Position	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Deepak Chopra	5	4,776,343	—
Chairman, President and Chief Executive Officer

(1)
The Company has eliminated from this table the column titled "Plan Name" because only the Defined Benefit Plan is covered by this table.

Nonqualified Deferred Compensation

        The Company adopted the Deferred Compensation Plan in May 2008. Under the Deferred Compensation Plan, a select group of the Company's management or highly compensated employees (as designated by the Compensation Committee), including the Named Executive Officers, may defer a specified percentage of their salary, bonuses and commissions and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. The Named Executive Officers may elect to defer up to eighty percent (80%) of their base salary and up to one hundred percent (100%) of other types of eligible compensation. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants. Eligible participants are fully vested in Company contributions.

        Participants receive market-based returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investment vehicles chosen by them and which are similar to the investment vehicles made available to all employees participating in the Company's 401(k) Plan. Participants may at any time change their investment allocations among the investment vehicles made available under the Deferred Compensation Plan. The rates of return for the Named Executive Officers for deferred amounts in the Deferred Compensation Plan in fiscal 2012 ranged from -0.5% to 5.0%.

        Distributions to participants may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date or death.

        The following table sets forth information regarding contributions into the Deferred Compensation Plan made by or for each of the participating Named Executive Officers during the fiscal year ended June 30, 2012:

Name and Principal Position	Executive Contributions($)	Company Contributions(1)($)		Aggregate Earnings (1)(2)($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance($)
Alan Edrick	77,746	83,746	(3)	1,984	—	506,902
Executive Vice President and Chief Financial Officer
Ajay Mehra	41,746	83,746	(4)	(2,144)	—	503,233
Executive Vice President of the Company and President of Security division
Victor S. Sze	37,546	72,546	(5)	(1,795)	—	434,543
Executive Vice President, General Counsel and Secretary
Manoocher Mansouri	43,216	55,860	(6)	12,780	39,303	291,717
President, Optoelectronics and Manufacturing division

(1)
The amounts reported in the Company Contributions column are reported as compensation in the Summary Compensation Table above. The amounts reported in the Aggregate Earnings column are not reported as compensation in the Summary Compensation Table above.

(2)
Represents earnings during the fiscal year ended June 30, 2012.

(3)
Includes $41,746 matching contribution and $42,000 discretionary contribution.

(4)
Includes $41,746 matching contribution and $42,000 discretionary contribution.

(5)
Includes $37,546 matching contribution and $35,000 discretionary contribution.

(6)
Includes $28,810 matching contribution and $27,050 discretionary contribution.

Employment Agreements

        The Company has entered into employment agreements with Messrs. Chopra, Edrick, Mehra, Sze and Mansouri.

  Deepak Chopra's Employment Agreement

        On April 4, 2012, the Company entered into its current employment agreement with Mr. Chopra, which was effective as of January 1, 2012. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a three-year term that automatically renews on each anniversary of the effective date of the agreement for a new three year term. The employment agreement terminates on January 1 following the year in which Mr. Chopra turns 68 (the "Chopra Scheduled Retirement Date"). The agreement provides for an annual base salary of $1,000,000. Mr. Chopra is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company. Mr. Chopra is also entitled to receive the benefit award specified for him under the Defined Benefit Plan. The agreement contains certain restrictive covenants and other prohibitions that protect the

Company's proprietary and confidential information following termination and preclude Mr. Chopra during the term of the agreement and for 18 months thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Mr. Chopra's last date of employment with the Company.

        Under the terms of the agreement, the Company may terminate Mr. Chopra's employment at any time for "cause" (as defined in the agreement), or for the following additional reasons: (i) in the event of Mr. Chopra's death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 12 months written notice, each as further detailed in the agreement. Mr. Chopra may also terminate his employment agreement at any time upon 12 months written notice to the Company or upon three months notice if such termination is for "good reason" (as defined in the agreement).

        In the event of the termination of Mr. Chopra's employment by the Company without cause, the Company's non-renewal of Mr. Chopra's employment agreement, or termination of such employment by Mr. Chopra for good reason, Mr. Chopra shall be entitled to a single lump-sum payment equal to three times the average of Mr. Chopra's highest two years out of the prior five years of total annual compensation, including: (i) base salary; (ii) bonuses and incentive compensation excluding "special bonus programs" (as defined in the agreement); (iii) the fair value of any stock, options or other equity grants whether vested or not and (iv) the annualized value of all benefits and perquisites. Mr. Chopra would also receive the acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of Mr. Chopra's last date of employment and any special bonus programs) from the Company to Mr. Chopra and an extension of time to exercise such stock options such that Mr. Chopra's right to exercise such stock options shall continue until the first anniversary of the last day of his employment, but in no event later than the expiration date of the options.

        In the event of the termination of Mr. Chopra's employment by the Company without cause or by Mr. Chopra for good reason, within 90 days prior to or 12 months after a "change of control" (as defined in the agreement), then Mr. Chopra shall be entitled to the same lump sum payment described in the previous paragraph, which shall be subject to mitigation as provided in applicable Treasury Regulations. Mr. Chopra may, at his option, and in lieu of receiving the forgoing, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by Mr. Chopra's "base amount" (as defined in Internal Revenue Code Section 280G(b)(3)); provided that the amount of this alternative payment shall be reduced by the value of acceleration of any equity, stock options, incentive compensation or deferred compensation accelerated by reason of termination to the extent required to be included in the "base amount" pursuant to Internal Revenue Code Section 280G.

        In the event of Mr. Chopra's continued employment until the Chopra Scheduled Retirement Date, he shall be entitled to the greater of (i) $12,500,000 or (ii) a lump sum stay bonus equal to two times the average of his highest two years out of the prior five years of total annual compensation, including (a) base salary, (b) bonuses and incentive compensation (excluding any special bonus programs), (c) the fair value of any stock, options or other equity grants whether vested or not, and (d) the annualized value of all benefits and perquisites, payable in a single lump sum cash payment within 45 days of the Chopra Scheduled Retirement Date.

  Alan Edrick's, Ajay Mehra's, Victor Sze's and Manoocher Mansouri's Employment Agreements

        On April 4, 2012, the Company entered into its current employment agreement with each of Messrs. Edrick, Mehra, Sze and Mansouri, which were effective as of January 1, 2012. For purposes of this section, Messrs. Edrick, Mehra, Sze and Mansouri are each individually referred to as the "Executive." The terms of such agreements are substantially identical. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a one year term that shall automatically be extended for successive one year periods, unless either party delivers notice of non-renewal to the other party at least 30 days prior to the end of the initial term or any renewal period then in effect. The employment agreement terminates on January 1 following the year in which the Executive turns 68 (the "Executive Scheduled Retirement Date"). The agreements provide for an annual base salary of $402,000 for Mr. Edrick, $402,000 for Mr. Mehra, $350,000 for Mr. Sze and $270,500 for Mr. Mansouri. The Executive is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company. The agreement contains certain restrictive covenants and other prohibitions that protect the Company's proprietary and confidential information following termination and preclude the Executive during the term of the agreement and for 18 months thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, the Executive's last date of employment with the Company.

        Under the terms of the agreement, the Company may terminate the Executive's employment at any time for "cause" (as defined in the agreement), or for the following additional reasons: (i) in the event of the Executive's death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 30 days written notice, each as further detailed in the agreement. The Executive may also terminate his employment agreement for "good reason" (as defined in the agreement) or at any time on 30 days written notice.

        In the event of the termination of Mr. Edrick's, Mr. Mehra's and Mr. Sze's employment by the Company without cause, the Company's non-renewal of the Executive's employment agreement or the termination of such employment by the Executive for good reason, the Executive shall be entitled to: (i) an amount equal to 24 months salary at the Executive's then-current base salary plus an amount equal to two times the average of the highest three annual bonuses (excluding any special bonus programs) paid by the Company to the Executive in the five years preceding such termination; (ii) continuation of the Executive's car usage or allowance payments for a period of six months after separation from service; (iii) an allowance of $6,000 for outplacement services; and (iv) acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of the Executive's last date of employment and any special bonus programs) from the Company to Executive as follows: (a) grants vesting over time shall be fully vested on separation from service, (b) grants vesting based on performance shall be accelerated and fully vested on separation from service without regard to whether the performance targets are met for such performance period, and (c) the time to exercise nonqualified stock options shall be extended such that Executive's right to exercise such stock options shall continue until the first anniversary of the Executive's last date of employment, but in no event later than the expiration date of the options.

        In the event of the termination of Mr. Mansouri's employment by the Company without cause, the Company's non-renewal of the Executive's employment agreement or the termination of such employment by the Executive for good reason, the Executive shall be entitled to: (i) an amount equal to 12 months salary at the Executive's then-current base salary plus an amount equal to the average of the highest three annual bonuses (excluding any special bonus programs) paid by the Company to the Executive in the five years preceding such termination; (ii) continuation of the Executive's car usage or allowance payments for a period of six months after separation from service; (iii) an allowance of $6,000 for outplacement services; and (iv) acceleration of vesting of all stock options, equity grants and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of the Executive's last date of employment and any special bonus programs) from the Company to Executive as follows: (a) grants vesting over time shall be fully vested on separation from service, (b) grants vesting based on performance shall be accelerated and fully vested on separation from service without regard to whether the performance targets are met for such performance period, and (c) the time to exercise nonqualified stock options shall be extended such that Executive's right to exercise such stock options shall continue until the first anniversary of the Executive's last date of employment, but in no event later than the expiration date of the options.

        In the event of the termination of the Executive's employment by the Company without cause or by the Executive for good reason, within 90 days prior to or 12 months after a "change of control" (as defined in the agreement), then the Executive shall be entitled to (i) the severance payment described in the applicable paragraph above and (ii) equity, stock options and other incentive compensation awards (excluding any cash bonus attributable to performance in fiscal years that are not complete as of the Executive's last date of employment and any special bonus programs) granted by the Company to Executive, whether time vested or performance vested, shall, to the extent unvested, immediately vest, and such stock options shall remain exercisable by Executive for no less than 12 months after the date of such separation from service. Under such circumstances, the Executive may, at his option, and in lieu of receiving the forgoing amounts, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by the Executive's "base amount" (as defined in Internal Revenue Code Section 280G(b)(3) excluding payments under any special bonus programs); provided that the amount of this alternative payment shall be reduced by the value of acceleration of any equity, stock options, incentive compensation or deferred compensation accelerated by reason of termination to the extent required to be included in the "base amount" pursuant to Internal Revenue Code Section 280G.

        In the event of Mr. Edrick's, Mr. Mehra's, Mr. Sze's and Mr. Mansouri's continued employment until the Executive Scheduled Retirement Date, he shall be entitled a lump sum stay bonus equal to his highest year out of the prior five years of total annual compensation, including (a) base salary, (b) bonuses and incentive compensation (excluding any special bonus programs), (c) the fair value of any stock, options or other equity grants whether vested or not, and (d) the annualized value of all benefits and perquisites, payable in a single lump sum cash payment within 45 days of the Executive Scheduled Retirement Date.

Potential Payment upon Termination of Employment or Change in Control

        The following tables reflect the breakdown of potential payments and benefits upon termination or a change in control required under the Named Executive Officers' current employment agreements. The tables therefore assume that the terms of the employment agreement to which each Named Executive Officer is currently subject had been in effect on June 30, 2012, and that employment terminated on such date. The tables also assume that the price of the Company's Common Stock, on which certain calculations in the following tables are made, was the closing price of the Company's Common Stock on June 29, 2012, the last business day of the fiscal year ($63.34).

        Please also note that regardless of the manner in which a Named Executive Officer's employment terminates, the officer is entitled to receive amounts earned during the term of employment. These amounts, which are not included in the following tables, include: (i) regular salary accrued as of the final date of employment; (ii) bonuses accrued as of the final date of employment; (iii) vacation and paid time off accrued as of the final date of employment; (iv) business expense reimbursements not yet paid as of the final date of employment; and (v) amounts contributed under the Company's qualified and nonqualified deferred compensation plans.

        All disclosed amounts in the following tables are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which amounts would only be known at the time that they become eligible for such payments.

        Subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under Mr. Chopra's current employment agreement.

Name and Principal Position	Reason for Termination	Salary($)	Bonus(1)($)	Equity Grants($)	Accelerated Vesting($)	All Other Compensation($)	Total($)
Deepak Chopra(2)	Good Reason or	3,000,000	4,575,000	7,187,580	11,624,653	434,942	26,822,175
Chairman, President and Chief Executive Officer	Without Cause
	Good Reason or Without Cause in Connection with a Change in Control(3)	3,000,000	4,575,000	7,187,580	11,624,653	434,942	26,822,175

(1)
For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to Mr. Chopra following the completion of the fiscal year ended June 30, 2012, for performance in the fiscal year ended June 30, 2012.

(2)
In addition to the amounts indicated in this table, Mr. Chopra would also become entitled, beginning at age 68, to certain payments under the Defined Benefit Plan. Additional information about this plan is summarized above under the heading "Pension Benefits."

(3)
Under the terms of his employment agreement, in lieu of the total compensation to which Mr. Chopra would be entitled in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, Mr. Chopra may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement.

        Also subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under the respective current employment agreements of Messrs. Edrick, Mehra, Sze and Mansouri.

Name and Principal Position	Reason for Termination	Salary($)	Bonus(1)($)	Accelerated Vesting($)	Car Allowance	Outplacement Services	Total($)
Alan Edrick	Good Reason or Without Cause	804,000	773,333	8,038,594	$6,000	$6,000	9,627,927
Executive Vice President and Chief Financial Officer	Good Reason or Without Cause in Connection with a Change in Control(2)	804,000	773,333	8,038,594	$6,000	$6,000	9,627,927
Ajay Mehra	Good Reason or Without Cause	804,000	773,333	7,547,801	$6,000	$6,000	9,137,134
Executive Vice President of the Company and President of Security division	Good Reason or Without Cause in Connection with a Change in Control(2)	804,000	773,333	7,547,801	$6,000	$6,000	9,137,134
Victor S. Sze	Good Reason or Without Cause	700,000	614,667	5,366,131	$6,000	$6,000	6,692,798
Executive Vice President, General Counsel and Secretary	Good Reason or Without Cause in Connection with a Change in Control(2)	700,000	614,667	5,366,131	$6,000	$6,000	6,692,798
Manoocher Mansouri	Good Reason or Without Cause	270,500	76,667	2,322,395	$6,000	$6,000	2,681,562
President of Optoelectronics and Manufacturing division	Good Reason or Without Cause in Connection with a Change in Control(2)	270,500	76,667	2,322,395	$6,000	$6,000	2,681,562

(1)
For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to each of the Named Executive Officers following the completion of the fiscal year ended June 30, 2012, for performance in the fiscal year ended June 30, 2012.

(2)
Under the terms of their employment agreements, in lieu of the total compensation to which the Named Executive Officer would be entitled in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, the Named Executive Officer may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement.

Director Compensation

        Messrs. Chopra and Mehra receive no compensation for their service as directors of the Company.

        During the fiscal year ended June 30, 2012, each non-employee director that served as a director for the full fiscal year, received $50,000 for his year of service, 3,000 shares of restricted Common Stock, and $2,500 for each Board of Directors meeting attended.

        Each member of the Audit Committee received $2,500 for each Audit Committee meeting attended. In addition, the Chairman of the Audit Committee also received $10,000.

        Each member of the Compensation Committee received $2,500 for each Compensation Committee meeting attended. In addition, the Chairman of the Compensation Committee also received $10,000.

        Each member of the Nominating and Governance Committee received $2,500 for each Nominating and Governance Committee meeting attended.

        Each member of the Executive Committee received $20,000 and 3,500 shares of restricted Common Stock.

        Each member of the Technology Committee received 500 shares of restricted Common Stock.

        All restricted stock awards granted to members of the Board of Directors and its committees vest over a period of four years from the date of grant. The directors also are reimbursed for expenses incurred in connection with the performance of their services as directors.

        The following table provides compensation information for the fiscal year ended June 30, 2012 for each non-employee member of the Company's Board of Directors(1):

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2)($)	Option Awards (2)($)	Total ($)
Steven C. Good	130,000	218,530	—	348,530
Meyer Luskin	127,500	218,530	—	346,030
David T. Feinberg	65,000	117,670	—	182,670
William F. Ballhaus	77,500	117,670	—	195,170

(1)
The Company has eliminated from this table the columns titled "Non-Equity Incentive Plan Compensation," "Change in Pension Value and Nonqualified Deferred Compensation Earnings" and "All Other Compensation" because no amounts would have been included in such columns.

(2)
Amounts are calculated utilizing the accounting guidance related to stock-based compensation under accounting principles generally accepted in the United States. See Note 7 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended June 30, 2012 for a discussion of the assumptions used in valuation of stock awards. For the fiscal year ended June 30, 2012 a total of 6,500 stock awards were granted to Mr. Good and Mr. Luskin and 3,500 stock awards were granted to Mr. Ballhaus and Mr. Feinberg, all with a fair value of $33.62. As of June 30, 2012, Mr. Good had 14,625 unvested stock awards outstanding, Mr. Luskin had 14,625 unvested stock awards and 5,000 exercisable option awards outstanding, Mr. Feinberg had 6,125 unvested stock awards outstanding and Mr. Ballhaus had 6,125 unvested stock awards outstanding.

        The Company believes that its directors should hold a significant amount of Company equity to link their long-term economic interests directly to those of its stockholders. Accordingly, the Company has established requirements that directors own equity of the Company valued at three times their annual retainers. The Company believes that this multiple constitutes significant amounts for its directors and provides a substantial link between the interests of its directors and those of its stockholders. The Company periodically reviews its minimum equity ownership guidelines. Based on the Company's review from leading stockholder advisory groups, the Company increased the minimum equity ownership guideline for its directors from a multiple of two times annual retainer to three times annual retainer. As of June 30, 2012, each of the Company's directors met or exceeded the Company's minimum equity ownership guidelines.

Certain Relationships and Related Transactions

        In 1994, the Company, together with Electronics Corporation of India Limited ("ECIL"), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India ("ECIL Rapiscan"). The Company owns a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra owns a 4.5% interest. The remaining interest in the joint venture is owned by ECIL. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company's portion of the earnings of ECIL Rapiscan has been immaterial to the Company's financial results and results of operations.

        The Company contracts for a portion of its automobile rental and messenger services from a business that was owned during the year ended June 30, 2012 by Mr. Chopra and his wife. The Company paid the business approximately $65,000 for such services during the year ended June 30, 2012. Additionally, the Company contracts for a portion of its printing services from a business that was owned during the year ended June 30, 2012 by Mr. Chopra's father-in-law. The Company paid the business approximately $14,000 for such services during the year ended June 30, 2012. Further, a subsidiary of the Company is leasing warehouse space on a month-to-month basis for approximately $3,000 per month from an entity controlled by Mr. Chopra.

        The Company believes that the foregoing transactions were on terms at least as favorable to the Company as those that could have been obtained from unaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company would be on terms at least as favorable to the Company as those that can be obtained from unaffiliated third parties.

        The Audit Committee of the Board of Directors reviews proposed transactions in which the Company and any person who is a member of the Board of Directors, a nominee to become a member of the Board of Directors, an executive officer of the Company, a holder of more than five percent of the Company's voting securities, or any immediate family member of any of the foregoing would have a direct or material interest in the transaction and the amount of the transaction is not negligible. The review involves an evaluation, without participation by any member of the Audit Committee with a direct or material interest in the transaction, of whether the transaction would be on terms at least as favorable to the Company as those that could have been obtained from unaffiliated third parties. This policy is supported by the Charter of the Audit Committee of the Board of Directors.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the reviews and discussions referred to above, the Compensation Committee recommends to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

                      COMPENSATION COMMITTEE

                      Meyer Luskin
                      Steven C. Good
                      William F. Ballhaus

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the amount of shares of the Company beneficially owned as of September 30, 2012 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's outstanding Common Stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class of Common Stock
Wells Fargo & Company(2)	1,463,784	7.1%
BlackRock, Inc.(3)	1,423,724	6.9%
The Vanguard Group, Inc.(4)	1,147,714	5.6%
Waddell & Reed Financial, Inc.(5)	1,092,705	5.3%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 30, 2012, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
As reported in a Schedule 13F-HR filed on August 10, 2012 with the SEC. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.

(3)
As reported in a Schedule 13F-HR filed on August 13, 2012 with the SEC by five subsidiaries of BlackRock, Inc. The address of BlackRock, Inc. is 40 East 52nd St., New York, NY 10022.

(4)
As reported in a Schedule 13F-HR filed on August 13, 2012 with the SEC. The address of The Vanguard Group, Inc. is PO Box 2600 V26, Valley Forge, PA 19482.

(5)
As reported in a Schedule 13F-HR filed on August 14, 2012 with the SEC. The address of Waddell & Reed Financial, Inc. is 6300 Lamar Avenue, Overland Park, KS 66202.

        The following table sets forth the amount of shares of the Company beneficially owned as of September 30, 2012 by each director of the Company, each Named Executive Officer, and all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	718,328	3.4%
Alan Edrick (4)	353,485	1.7%
Ajay Mehra(5)	302,569	1.4%
Victor S. Sze(6)	260,271	1.2%
Manoocher Mansouri(7)	100,505	0.5%
Meyer Luskin (8)	104,485	0.5%
Steven C. Good(9)	25,125	0.1%
David Feinberg(10)	10,010	0.0%
William F. Ballhaus(11)	10,000	0.0%
All directors and executive officers as a group (9 persons)	1,884,778	8.8%

(1)
The address of each stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 30, 2012, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)
Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Includes 65,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 25,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 260,165 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, 109,663 are held directly by Mr. Chopra and 178,500 shares of unvested restricted stock granted between January 12, 2009 and July 23, 2012 are held individually by Mr. Chopra. Includes 80,000 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011 that were vested as of September 30, 2012.

(4)
Mr. Edrick is Executive Vice President and Chief Financial Officer of the Company. Includes 81,500 shares of unvested restricted stock granted between January 12, 2009 and July 23, 2012. Includes 243,667 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011 that were vested as of September 30, 2012.

(5)
Mr. Mehra is the Executive Vice President and a Director of the Company and President of the Company's Security division. Includes 86,500 shares of unvested restricted stock granted between January 12, 2009 and July 23, 2012. Includes 136,000 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011 that were vested as of September 30, 2012.

(6)
Mr. Sze is the General Counsel, Executive Vice President and Secretary of the Company. Includes 54,500 shares of unvested restricted stock granted between January 12, 2009 and July 23, 2012. Includes 155,334 shares issuable pursuant to options which were granted between September 17, 2007 and September 9, 2011 that were vested as of September 30, 2012.

(7)
Mr. Mansouri is the President of the Company's Optoelectronics and Manufacturing division. Includes 26,875 shares of unvested restricted stock granted between September 1, 2009 and July 23, 2012. Includes 33,157 shares issuable pursuant to options which were granted between February 8, 2008 and September 1, 2009 that were vested as of September 30, 2012.

(8)
Mr. Luskin is a Director of the Company. Includes 84,235 shares held by The Meyer and Doreen Luskin Family Trust, and 15,250 shares of unvested restricted stock granted between September 8, 2009 and July 23 2012 that are held individually by Mr. Luskin. Includes 5,000 shares issuable pursuant to options which were granted on August 4, 2008.

(9)
Mr. Good is a Director of the Company. Includes 5,000 shares held in the Good, Swartz & Berns Pension and Profit Sharing Plan. Includes 15,250 shares of unvested restricted stock granted between September 8, 2009 and July 23, 2012.

(10)
Dr. Feinberg is a Director of the Company. Includes 7,375 shares of unvested restricted stock granted between August 11, 2010 and July 23, 2012.

(11)
Dr. Ballhaus is a Director of the Company. Includes 7,375 shares of unvested restricted stock granted between August 11, 2010 and July 23, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(b) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. None of the Company's directors or executive officers owns more than 10% of the Company's securities. Based solely upon the Company's review of such forms furnished to the Company during the fiscal year ended June 30, 2012, and written representations from certain reporting persons, the Company believes that its executive officers and directors have complied with the requirements imposed on them by Section 16(a) of the Exchange Act.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

        The following table represents fees charged for professional audit services rendered by Moss Adams for the audit of the Company's annual financial statements for the years ended June 30, 2011 and 2012 and fees billed by Moss Adams for other services during those years (in thousands):

	FY 2011	FY 2012
Audit Fees	$1,027	$844
Audit-Related Fees	2	25
Tax Fees	—	—
All Other Fees	—	—

Total	$1,029	$869

        "Audit Fees" consist of fees billed for professional services rendered for the integrated audit of the Company's consolidated financial statements and the review of the Company's interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams in connection with statutory and regulatory filings or engagements.

        The term "Audit-Related Fees" means fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements other than audit fees. The term "Tax Fees" means fees for professional services rendered for tax advice, planning and compliance (domestic and international). The term "All Other Fees" means fees for products and services other than for the services described above.

Audit Committee's Pre-Approval Policy

        The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent public accountants. The Audit Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent public accountants, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Independence

        The Audit Committee has considered whether Moss Adams' provision of services other than its audit of the Company's annual financial statement and its review of the Company's quarterly financial statements is compatible with maintaining such independent public accountant's independence and has determined that it is compatible.

 REPORT OF AUDIT COMMITTEE

        During the fiscal year ended June 30, 2012, the Audit Committee was composed of three non-employee directors, namely, Steven C. Good, Meyer Luskin and William F. Ballhaus. All members of the Audit Committee meet the independence and experience requirements of the SEC and Listing Standards. The Board of Directors has determined that Mr. Good qualifies as an "Audit Committee Financial Expert" as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee qualify as Audit Committee Financial Experts. The Audit Committee met four times during the fiscal year ended June 30, 2012.

        At each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent public accountants. The Audit Committee's agenda is established by the Audit Committee's Chairman and the Company's Chief Financial Officer. During the year, the Audit Committee had private sessions with the Company's independent public accountants at which candid discussions of financial management, accounting and internal control issues took place.

        The Audit Committee recommended to the Board of Directors the engagement of Moss Adams as the Company's independent public accountants. The Audit Committee reviewed with the Company's financial managers and the independent public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company's internal control, and the quality of the Company's financial reporting.

        The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent public accountants their general preference for conservative policies when a range of accounting options is available.

        In its meetings with representatives of the independent public accountants, the Audit Committee asks them to address, and discusses their responses to, several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

  •
  Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent public accountants themselves prepared and been responsible for the financial statements?

  •
  Based on the independent public accountants' experience and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

  •
  Based on the independent public accountants' experience and their knowledge of the Company, has the Company implemented internal control and internal audit procedures that are appropriate for the Company?

        The Audit Committee believes that by thus focusing its discussions with the independent public accountants, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

        The Audit Committee also discussed with the independent public accountants all other matters required to be discussed by the independent public accountants with the Audit Committee under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

The Audit Committee received and discussed with the independent public accountants their annual written report on their independence from the Company and its management, which is made under PCAOB Ethics and Independence Rule 3526 (Communicating with Audit Committee Concerning Independence), and considered with the independent public accountants whether the provision of services provided by them to the Company during the fiscal year ended June 30, 2012 was compatible with the independent public accountants' independence.

        Finally, the Audit Committee reviewed and discussed with management and the independent public accountants the evaluation of the Company's internal control and the audit of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company's SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal control over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

        In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2012, for filing with the SEC.

                      AUDIT COMMITTEE

                      Steven C. Good
                      Meyer Luskin
                      William F. Ballhaus

 CODE OF ETHICS AND CONDUCT

        The Company has adopted a Code of Ethics and Conduct, which applies to all of its directors, officers and employees. A copy of the Code of Ethics and Conduct is attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2011 filed with the SEC. A copy of the Code of Ethics and Conduct may also be obtained, without charge, under the Investor Relations section of the Company's website – http://www.osi-systems.com – or by written request addressed to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

ANNUAL MEETING ATTENDANCE

        The Company has adopted a formal policy with regard to directors' attendance at annual meetings of stockholders. All members of the Board of Directors of the Company are strongly encouraged to prepare for, attend and participate in all annual meetings of stockholders. All of the Company's directors attended last year's annual meeting of stockholders in person.

STOCKHOLDER COMMUNICATIONS

        Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Secretary of the Company at the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Secretary will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal control or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K as filed with the SEC is available, without charge, under the Investor Relations section of the Company's website – http://www.osi-systems.com – or by written request addressed to: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250 or by calling telephone number (310) 978-0516.

        In certain cases only one Annual Report and Proxy Statement or Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Annual Report, Proxy Statement and/or Notice of Internet Availability of Proxy Materials, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to the Secretary of the Company at the address or telephone number indicated in the previous paragraph. In addition, stockholders sharing an address can request delivery of a single copy of Annual Reports, Proxy Statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple copies of Annual Reports, Proxy Statements or Notices of Internet Availability of Proxy Materials by directing such request to the same mailing address.

STOCKHOLDER PROPOSALS

        In the event that a stockholder desires to have a proposal included in the Company's proxy statement and form of proxy used in connection with the Company's next annual meeting of stockholders, the proposal must be delivered in writing to the Secretary of the Company and comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. Under such rule, the deadline for delivering any such proposal to the Company would be June 25, 2013, which is 120 days prior to the one-year anniversary of the date of this Proxy Statement.

        The Company's Bylaws provide that if a stockholder, rather than including a proposal in the Company's proxy statement as discussed above, commences his or her own proxy solicitation for the next annual meeting of stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the stockholder must deliver a notice of such proposal to the Company no more than 120 days and no less than 90 days prior to December 12, 2013, provided, however, that if the date of the next annual meeting of stockholders is more than 30 days before or more than 60 days after December 12, 2013, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to the date of such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. The notice must comply with the requirements set forth in Company's Bylaws and should be directed to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

INCORPORATION BY REFERENCE

        Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the Compensation Committee Report and the Report of Audit Committee will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by the Company under those statutes, except to the extent the Company specifically incorporates such report by reference therein. In addition, information on the Company's website, other than this Proxy Statement and the enclosed Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER BUSINESS

        The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

By Order of the Board of Directors,

Victor S. Sze Secretary
Hawthorne, California October 23, 2012

Appendix A

OSI SYSTEMS, INC.

2012 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

        The purpose of the OSI Systems, Inc. 2012 Incentive Award Plan (the "Plan") is to promote the success and enhance the value of OSI Systems, Inc. (the "Company") by linking the individual interests of the members of the Board, Employees and Consultants to those of the Company's stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company's stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of members of the Board, Employees and Consultants upon whose judgment, interest and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Administrator" shall mean the governing body that conducts the general administration of the Plan as provided in Article 12 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6 hereof, or which the Board has assumed, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

        2.2   "Affiliate" shall mean any Parent or Subsidiary.

        2.3   "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

        2.4   "Award" shall mean an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Dividend Equivalent Award, a Stock Appreciation Right or an Other Incentive Award, which may be awarded or granted under the Plan.

        2.5   "Award Agreement" shall mean any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

        2.6   "Board" shall mean the Board of Directors of the Company.

        2.7   "Cause" shall mean, with respect to any Participant, "Cause" as defined in such Participant's employment agreement with the Company if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean (i) the Participant's unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary or any other material breach of a written agreement between the Participant and the Company, including without limitation a material breach of any employment or confidentiality agreement; (ii) the Participant's indictment for, or the entry of a plea of guilty or nolo contendere by the Participant to, a felony under the laws of the United States or any state thereof or other foreign jurisdiction or any crime involving dishonesty or moral turpitude; (iii) the Participant's gross negligence or willful misconduct or the Participant's willful or repeated failure or refusal to substantially perform assigned duties; (iv) any act of fraud, embezzlement, material misappropriation or dishonesty committed by the Participant against the Company or any Subsidiary; or (v) any acts, omissions or statements by a Participant which the Company reasonably determines to be materially detrimental or damaging to the reputation, operations, prospects or business relations of the Company or any Subsidiary.

        2.8   "Change in Control" shall mean the occurrence of any of the following events:

          (a)   The consummation of a transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Parents or Subsidiaries, an employee benefit plan maintained by the Company or any of its Parents or Subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:

              (i)  Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")), directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

             (ii)  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

          (d)   The Company's stockholders approve a liquidation or dissolution of the Company.

        Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a "change in control event," as defined in Treasury Regulation §1.409A-3(i)(5).

        Consistent with the terms of this Section 2.8, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

        2.9   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

        2.10 "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article 12 hereof.

        2.11 "Common Stock" shall mean the common stock of the Company, par value $0.001 per share.

        2.12 "Company" shall mean OSI Systems, Inc., a Delaware corporation.

        2.13 "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement or any successor Form thereto.

        2.14 "Covered Employee" shall mean any Employee who is, or could become, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.15 "Director" shall mean a member of the Board, as constituted from time to time.

        2.16 "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2 hereof.

        2.17 "DRO" shall mean a "domestic relations order" as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

        2.18 "Effective Date" shall mean the date on which the Plan is approved by the Board, subject to approval of the Plan by the Company's stockholders.

        2.19 "Eligible Individual" shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

        2.20 "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate.

        2.21 "Equity Restructuring" shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

        2.22 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        2.23 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

          (a)   If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

        2.24 "Full Value Award" shall mean any Award that is settled in Shares other than: (a) an Option, (b) a Stock Appreciation Right or (c) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary), including any Restricted Stock Award, Performance Award, Dividend Equivalents Award, Restricted Stock Unit Award or Other Incentive Award, in each case, to the extent settled in Stock.

        2.25 "Greater Than 10% Stockholder" shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" (as defined in Sections 424(e) and 424(f) of the Code, respectively).

        2.26 "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

        2.27 "Individual Award Limit" shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

        2.28 "Non-Employee Director" shall mean a Director of the Company who is not an Employee.

        2.29 "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

        2.30 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article 6 hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

        2.31 "Original Plan" shall mean the 2006 Equity Participation Plan of OSI Systems, Inc., as may be amended.

        2.32 "Other Incentive Award" shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 9.4 hereof.

        2.33 "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.34 "Participant" shall mean a person who has been granted an Award.

        2.35 "Performance Award" shall mean an Award that is granted under Section 9.1 hereof.

        2.36 "Performance-Based Compensation" shall mean any compensation that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.37 "Performance Criteria" shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

          (a)   The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) customer retention; and (xxv) sales-related goals, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

          (b)   The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

        2.38 "Performance Goals" shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

        2.39 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Award.

        2.40 "Permitted Transferee" shall mean, with respect to a Participant, any "family member" of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

        2.41 "Plan" shall mean this OSI Systems, Inc. 2012 Incentive Award Plan, as it may be amended from time to time.

        2.42 "Program" shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

        2.43 "Restricted Stock" shall mean Common Stock awarded under Article 8 hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

        2.44 "Restricted Stock Unit" shall mean a contractual right awarded under Section 9.3 hereof to receive in the future a Share.

        2.45 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.46 "Share Limit" shall have the meaning provided in Section 3.1(a) hereof.

        2.47 "Shares" shall mean shares of Common Stock.

        2.48 "Stock Appreciation Right" shall mean a stock appreciation right granted under Article 10 hereof.

        2.49 "Stockholder Approval Date" shall mean the date on which the Company's stockholders approve the Plan.

        2.50 "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.51 "Substitute Award" shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, an outstanding equity award previously granted by a company or other entity; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

        2.52 "Termination of Service" shall mean:

          (a)   As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company and its Affiliates is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment and/or service as a Director with the Company or any Affiliate.

          (b)   As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service as a Consultant with the Company or any Affiliate.

          (c)   As to an Employee, the time when the employee-employer relationship between a Participant and the Company and its Affiliates is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in a capacity providing substantial services to the Company or any Affiliate, whether as a Consultant and/or Director.

        The definition of Termination of Service shall be interpreted consistently with the meaning of "separation from service" as such term is defined under Code Section 409A, and the Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service has occurred, whether any Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code. For purposes of the Plan, a Participant's employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Participant ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1   Number of Shares.

          (a)   No Awards shall be granted under the Plan prior to the Stockholder Approval Date. Subject to Sections 3.1(b), 13.1 and 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to the sum of (i) 3,850,000 Shares minus (ii) any Shares delivered in settlement of awards granted pursuant to the Original Plan during the period beginning on the Effective Date and ending immediately prior to the time the Company's stockholders approve the Plan plus (iii) any Shares underlying awards outstanding under the Original Plan as of the Stockholder Approval Date, up to a maximum of 2,220,000 such Shares, which on or after the Stockholder Approval Date, terminate, expire or lapse for any reason without the delivery of Shares to the holder (the "Share Limit"), provided, however, that such aggregate number of Shares available for issuance under the Plan (including the determination of the number of Shares that reduce the Share Limit pursuant to 3.1(a)(ii) above) shall be reduced by 1.87 Shares for each Share delivered in settlement of any Full Value Award (including, with respect to 3.1(a)(ii), Full Value Awards granted pursuant to the Original Plan). All Shares authorized under the Plan may be issued as

  Incentive Stock Options; provided, however, that notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such. Notwithstanding the foregoing, to the extent permitted under applicable law and applicable stock exchange rules, Awards that provide for the delivery of Shares subsequent to the applicable grant date may be granted in excess of the Share Limit if such Awards provide for the forfeiture or cash settlement of such Awards to the extent that insufficient Shares remain under the Share Limit at the time that Shares would otherwise be issued in respect of such Award. As of the Stockholder Approval Date, no further awards may be granted under the Original Plan, however, any awards under the Original Plan that are outstanding as of the Stockholder Approval Date shall continue to be subject to the terms and conditions of the Original Plan.

          (b)   If any Shares subject to an Award that is not a Full Value Award are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the Share Limit in the same number of Shares as were debited from the Share Limit in respect of the grant of such Award (as may be adjusted in accordance with Section 13.2 hereof). To the extent that a Full Value Award is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by 1.87 Shares subject to such Full Value Award that is forfeited, expired or settled in cash. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added back to the Share Limit and will not be available for future grants of Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option, (ii) Shares tendered by the Participant or withheld by the Company to pay the exercise price or satisfy any tax withholding obligations related to an outstanding Award, or (iii) Shares repurchased on the open market with the cash proceeds of the Option exercise price. Any Shares repurchased by the Company under Section 8.4 hereof at the same price paid by the Participant so that such shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan in the Board's discretion at the time of such acquisition or combination and shall not reduce the Shares authorized for grant under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

        3.2    Stock Distributed.    Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

        3.3    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 hereof, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be 250,000 shares and the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be $15,000,000 (together, the "Individual Award Limits").

ARTICLE 4.

GRANTING OF AWARDS

        4.1    Participation.    The Administrator may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

        4.2    Award Agreement.    Each Award shall be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan and any applicable Program.

        4.3    Limitations Applicable to Section 16 Persons.    Notwithstanding anything contained herein to the contrary, with respect to any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, the Plan, any applicable Program and the applicable Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule, and such additional limitations shall be deemed to be incorporated by reference into such Award to the extent permitted by applicable law.

        4.4    At-Will Service.    Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Participant any right to continue as an Employee, Director or Consultant of the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any Affiliate.

        4.5    Foreign Participants.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (and any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the Share Limit or Individual Award Limits contained in Sections 3.1 and 3.3 hereof, respectively; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

        4.6    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY
AS PERFORMANCE-BASED COMPENSATION

        5.1    Purpose.    The Committee, in its sole discretion, may determine whether any Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

        5.2    Applicability.    The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

        5.3    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than ninety (90) days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period.

        5.4    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Program or Award Agreement (and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code), the holder of an Award that is intended to qualify as Performance-Based Compensation must be employed by the Company or an Affiliate throughout the applicable Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Committee determines that the applicable Performance Goals for such period have been achieved.

        5.5    Additional Limitations.    Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations imposed under Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

        6.1    Granting of Options to Eligible Individuals.    The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

        6.2    Qualification of Incentive Stock Options.    No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any "parent corporation" or "subsidiary corporation" of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Participant, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan and all other plans of the Company and any Affiliate corporation thereof exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted. In addition, to the extent that any Options otherwise fail to qualify as Incentive Stock Options, such Options shall be treated as Nonqualified Stock Options.

        6.3    Option Exercise Price.    Except as provided in Section 6.6 hereof, the exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or on the date the Option is modified, extended or renewed for purposes of Sections 424(h) or 409A of the Code, as applicable). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Sections 424(h) or 409A of the Code, as applicable).

        6.4    Option Term.    The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a Termination of Service.

        6.5   Option Vesting.

          (a)   The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be determined by the Administrator and set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the vesting of the Option.

          (b)   No portion of an Option which is unexercisable at a Participant's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in a Program, the applicable Award Agreement or by action of the Administrator following the grant of the Option.

        6.6    Substitute Awards.    Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        6.7    Substitution of Stock Appreciation Rights.    The Administrator may provide in an applicable Program or the applicable Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

        7.1    Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

        7.2    Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c)   In the event that the Option shall be exercised pursuant to Section 11.3 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

          (d)   Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

        7.3    Notification Regarding Disposition.    The Participant shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such shares to such Participant.

 ARTICLE 8.

RESTRICTED STOCK

        8.1   Award of Restricted Stock.

          (a)   The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and the Administrator may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

          (b)   The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.

        8.2    Rights as Stockholders.    Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3 hereof.

        8.3    Restrictions.    All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of an applicable Program or in the applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant's duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

        8.4    Repurchase or Forfeiture of Restricted Stock.    If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Participant's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then-subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in an applicable Program or the applicable Award Agreement. The Administrator in its sole discretion may provide that, upon certain events, including without limitation a Change in Control, the Participant's death, retirement or disability, any other specified Termination of Service or any other event, the Participant's rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company cease to have a right of repurchase.

        8.5    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

        8.6    Section 83(b) Election.    If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, RESTRICTED STOCK UNITS;
OTHER INCENTIVE AWARDS

        9.1   Performance Awards.

          (a)   The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares or a combination of both, as determined by the Administrator.

          (b)   Without limiting Section 9.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Participant which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5 hereof.

        9.2   Dividend Equivalents.

          (a)   Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, the Administrator may provide that Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the Award vests with respect to such Shares. Any dividends or Dividend Equivalents granted on Performance Awards will not be paid unless and until performance metrics are met.

          (b)   Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

        9.3    Restricted Stock Units.    The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with

Section 409A of the Code or an exemption therefrom. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

        9.4    Other Incentive Awards.    The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, stockholder value or stockholder return, in each case on a specified date or dates or over any period or periods determined by the Administrator. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator.

        9.5    Other Terms and Conditions.    All applicable terms and conditions of each Award described in this Article 9, including without limitation, as applicable, the term, vesting and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

        9.6    Exercise upon Termination of Service.    Awards described in this Article 9 are generally exercisable or distributable, as applicable, only while the Participant is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that a vested Award may be exercised or distributed subsequent to Termination of Service as provided under an applicable Program, Award Agreement, payment deferral election and/or in certain events, including a Change in Control, the Participant's death, retirement or disability or any other specified Termination of Service, subject to compliance with Code Section 409A and other applicable laws.

ARTICLE 10.

STOCK APPRECIATION RIGHTS

        10.1    Grant of Stock Appreciation Rights.

          (a)   The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

          (b)   A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in Section 10.1(c) hereof, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

          (c)   Notwithstanding the foregoing provisions of Section 10.1(b) hereof to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        10.2    Stock Appreciation Right Vesting.

          (a)   The Administrator shall determine the period during which a Participant shall vest in a Stock Appreciation Right and have the right to exercise such Stock Appreciation Right in whole or in part. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

          (b)   No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in an applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

        10.3    Manner of Exercise.    All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then-entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance;

          (c)   In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right; and

          (d)   Full payment of the applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2 hereof.

        10.4    Stock Appreciation Right Term.    The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any Termination of Service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

        11.1    Payment.    The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation:

(a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to Shares then-issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, however, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

        11.2    Tax Withholding.    The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). Unless determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates or federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

        11.3    Transferability of Awards.

          (a)   Except as otherwise provided in Section 11.3(b) or (c) hereof:

              (i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

             (ii)  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by clause (i) of this provision; and

            (iii)  During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a

    DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant's will or under the then applicable laws of descent and distribution.

          (b)   Notwithstanding Section 11.3(a) hereof, the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee (other than to another Permitted Transferee of the applicable Participant) other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant (or transferring Permitted Transferee) and the Permitted Transferee shall execute any and all documents requested by the Administrator, including without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

          (c)   Notwithstanding Section 11.3(a) hereof, a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Participant, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under applicable law and resides in a "community property" state, a designation of a person other than the Participant's spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written or electronic consent of the Participant's spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant's death.

        11.4    Conditions to Issuance of Shares.

          (a)   Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.

          (b)   All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

          (c)   The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

          (d)   No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

          (e)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        11.5    Forfeiture Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for Cause.

        11.6    Prohibition on Repricing.    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.

        11.7    Cash Settlement.    Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

        11.8    Terms May Vary Between Awards.    The terms and conditions of each Award shall be determined by the Administrator in its sole discretion and the Administrator shall have complete flexibility to provide for varied terms and conditions as between any Awards, whether of the same or different Award type and/or whether granted to the same or different Participants (in all cases, subject to the terms and conditions of the Plan).

ARTICLE 12.

ADMINISTRATION

        12.1    Administrator.    The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Exchange Act, an "outside director" for purposes of Section 162(m) of the Code and an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6 hereof.

        12.2    Duties and Powers of Administrator.    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.10 hereof. Any such grant or award under the Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

        12.3    Action by the Committee.    A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.4    Authority of Administrator.    Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

          (a)   Designate Eligible Individuals to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Eligible Individual;

          (c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

        12.5    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

        12.6    Delegation of Authority.    To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

        13.1    Amendment, Suspension or Termination of the Plan.    Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2 hereof, (a) increase the Share Limit or increase the Individual Award Limits, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market

Value of the underlying Shares. Except as provided in Section 13.10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan. Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

        13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit and Individual Award Limits, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.

          (b)   In the event of any transaction or event described in Section 13.2(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

              (i)  To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2, the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested;

             (ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iii)  To make adjustments in the number and type of securities subject to outstanding Awards and Awards which may be granted in the future and/or in the terms, conditions and criteria included in such Awards (including the grant or exercise price, as applicable);

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all securities covered thereby, notwithstanding anything to the contrary in the Plan or an applicable Program or Award Agreement; and

             (v)  To provide that the Award cannot vest, be exercised or become payable after such event.

          (c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b) hereof:

              (i)  The number and type of securities subject to each outstanding Award and/or the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustment provided under this Section 13.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

             (ii)  The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments to the Share Limit and the Individual Award Limits). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

          (d)   Change in Control.

              (i)  Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. For the purposes of this Section 13.2(d)(i), an Award shall be considered assumed or substituted if, following the Change in Control, the assumed or substituted Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the assumed or substituted Award, for each share of Common Stock subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

             (ii)  In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section 13.2(d)(i) hereof, each such non-assumed/substituted Award shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time. If an Award vests and, as applicable, is exercised in lieu of assumption or substitution in connection with a Change in Control, the Administrator shall notify the Participant of such vesting and any applicable exercise, and the Award shall terminate upon the Change in Control. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section 13.2(d)(ii) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor.

          (e)   The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

          (f)    With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

          (g)   The existence of the Plan, any Program(s), any Award Agreement(s) and/or any Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (h)   No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award, unless the Administrator determines any such adjustments to be appropriate.

          (i)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

        13.3    Approval of Plan by Stockholders.    The Plan will be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the Plan. If the Plan is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Original Plan shall continue on its existing terms and conditions and the Plan shall be of no force or effect.

        13.4    No Stockholders Rights.    Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record owner of such shares of Common Stock.

        13.5    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

        13.6    Effect of Plan upon Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        13.7    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        13.8    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

        13.9    Governing Law.    The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

        13.10    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan, any applicable Program and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan, any applicable Program and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.

        13.11    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

        13.12    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

        13.13    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        13.14    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        13.15    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

        13.16    Arbitration.    With the exception of any claims for workers compensation, unemployment insurance, claims before any governmental administrative agencies as required by applicable law, or claims related to the National Labor Relations Act, any controversy relating to this Plan shall be settled via binding arbitration according to the applicable employment dispute resolution rules of the American Arbitration Association's Employment Arbitration Rules and Mediation Procedures (available at http://www.adr.org). Such arbitration shall be presided over by a single arbitrator in California. Such binding arbitration is applicable to any and all claims under state and federal employment related statutes including without limitation the Fair Employment and Housing Act, the Title VII of the Civil Rights Act, as well as any claims related to a claimed right under this Plan. The Company shall bear all costs uniquely associated with the arbitration process, including the arbitrator's fees, if required by applicable law. The arbitrator shall have the authority to award any damages authorized by law. The prevailing party shall be entitled to his/its attorneys' fees, unless otherwise prohibited by applicable law. This requirement to arbitrate shall apply to both the Company and Employee. The parties understand that they are giving up their right to a trial in a court of law.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000150125_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Deepak Chopra 02 Ajay Mehra 03 Steven C. Good 04 Meyer Luskin 05 David T. Feinberg 06 William F. Ballhaus OSI Systems, Inc. c/o Broadridge Corporate Issuer Solutions 1717 Arch St., Ste. 1300 Philadelphia, PA 19103 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Approval of OSI Systems, Inc. 2012 Incentive Award Plan. 3 Ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2013. 4 Advisory vote on the Company's executive compensation for the fiscal year ended June 30, 2012. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000150125_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com . OSI SYSTEMS, INC. Annual Meeting of Stockholders December 12, 2012 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned appoints each of Deepak Chopra and Ajay Mehra with power of substitution, attorneys and proxies, to vote all shares votable by the undersigned at the stockholders' annual meeting of OSI Systems, Inc., a Delaware corporation and at any adjournments. The meeting will be held in Hawthorne, California on December 12, 2012 at 10:00 A.M., Pacific Time. My voting instructions are on the reverse side of this proxy. I revoke any proxy previously given. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, the proxy will be voted by the proxies named "FOR" proposals 1, 2, 3 and 4 and in their discretion on any other matters properly brought to a stockholder vote at the meeting. If the undersigned holds OSI Systems, Inc. shares in the OSI Systems, Inc. 401(k) Plan, this proxy constitutes voting instructions for any shares so held. Continued and to be signed on reverse side